                                                                    EXHIBIT 10.1

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                                CREDIT AGREEMENT

                          Dated as of November 20, 2003

                                      among

                             THL FOOD PRODUCTS CO.,

                                as the Borrower,

                         THL FOOD PRODUCTS HOLDING CO.,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                         The Other Lenders Party Hereto,

                       BANC OF AMERICA SECURITIES LLC and

                         DEUTSCHE BANK SECURITIES INC.,

                as Joint Lead Arrangers and Joint Book Managers,

                        DEUTSCHE BANK SECURITIES INC. and

                               UBS SECURITIES LLC,

                            as Co-Syndication Agents,

                                       and

                    GENERAL ELECTRIC CAPITAL CORPORATION and

             COOPERATIVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A.,
                   "RABOBANK INTERNATIONAL," NEW YORK BRANCH,

                           as Co-Documentation Agents

================================================================================

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01   Defined Terms...........................................................1
1.02   Other Interpretive Provisions..........................................37
1.03   Accounting Terms.......................................................38
1.04   Rounding...............................................................38
1.05   References to Agreements and Laws......................................38
1.06   Times of Day...........................................................39
1.07   Timing of Payment or Performance.......................................39
1.08   Currency Equivalents Generally.........................................39

                                     ARTICLE II
                        THE COMMITMENTS AND CREDIT EXTENSIONS

2.01   The Loans..............................................................39
2.02   Borrowings, Conversions and Continuations of Loans.....................40
2.03   Letters of Credit......................................................41
2.04   Swing Line Loans.......................................................49
2.05   Prepayments............................................................51
2.06   Termination or Reduction of Commitments................................54
2.07   Repayment of Loans.....................................................55
2.08   Interest...............................................................56
2.09   Fees...................................................................57
2.10   Computation of Interest and Fees.......................................57
2.11   Evidence of Indebtedness...............................................58
2.12   Payments Generally.....................................................58
2.13   Sharing of Payments....................................................60
2.14   Increase in Term Commitments...........................................61
2.15   Increase in Revolving Credit Commitments...............................62

                                   ARTICLE III
                TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01   Taxes..................................................................63
3.02   Illegality.............................................................65
3.03   Inability to Determine Rates...........................................66
3.04   Increased Cost and Reduced Return; Capital Adequacy; Reserves on
          Eurodollar Rate Loans...............................................66
3.05   Funding Losses.........................................................67
3.06   Matters Applicable to All Requests for Compensation....................68
3.07   Replacement of Lenders under Certain Circumstances.....................69
3.08   Survival...............................................................70

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                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01   Conditions of Initial Credit Extension.................................70
4.02   Conditions to All Credit Extensions....................................73

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01   Existence, Qualification and Power; Compliance with Laws...............74
5.02   Authorization; No Contravention........................................74
5.03   Governmental Authorization; Other Consents.............................75
5.04   Binding Effect.........................................................75
5.05   Financial Statements; No Material Adverse Effect.......................75
5.06   Litigation.............................................................76
5.07   No Default.............................................................77
5.08   Ownership of Property; Liens...........................................77
5.09   Environmental Compliance...............................................77
5.10   Insurance..............................................................78
5.11   Taxes..................................................................78
5.12   ERISA Compliance.......................................................78
5.13   Subsidiaries; Equity Interests.........................................79
5.14   Margin Regulations; Investment Company Act;
          Public Utility Holding Company Act..................................79
5.15   Disclosure.............................................................79
5.16   Compliance with Laws...................................................80
5.17   Intellectual Property; Licenses, Etc...................................80
5.18   Solvency...............................................................80
5.19   Casualty, Etc..........................................................80
5.20   Perfection, Etc........................................................80
5.21   Tax Shelter Regulations................................................81

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

6.01   Financial Statements...................................................81
6.02   Certificates; Other Information........................................82
6.03   Notices................................................................84
6.04   Payment of Obligations.................................................84
6.05   Preservation of Existence, Etc.........................................85
6.06   Maintenance of Properties..............................................85
6.07   Maintenance of Insurance...............................................85
6.08   Compliance with Laws...................................................85
6.09   Books and Records......................................................85
6.10   Inspection Rights......................................................85
6.11   Use of Proceeds........................................................86
6.12   Covenant to Guarantee Obligations and Give Security....................86
6.13   Compliance with Environmental Laws.....................................88

                                       ii

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6.14   Further Assurances.....................................................88
6.15   Interest Rate Hedging..................................................89

                                   ARTICLE VII
                               NEGATIVE COVENANTS

7.01   Liens..................................................................89
7.02   Investments............................................................92
7.03   Indebtedness...........................................................94
7.04   Fundamental Changes....................................................97
7.05   Dispositions...........................................................98
7.06   Restricted Payments...................................................100
7.07   Change in Nature of Business..........................................101
7.08   Transactions with Affiliates..........................................102
7.09   Burdensome Agreements.................................................102
7.10   Use of Proceeds.......................................................102
7.11   Financial Covenants...................................................102
7.12   Amendments of Organization Documents..................................103
7.13   Accounting Changes....................................................103
7.14   Prepayments, Etc. of Indebtedness.....................................103
7.15   Amendment of Merger Agreement.........................................104
7.16   Equity Interests of the Borrower and Subsidiaries.....................104
7.17   Holding Company.......................................................104
7.18   Designated Senior Debt................................................104

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

8.01   Events of Default.....................................................104
8.02   Remedies Upon Event of Default........................................107
8.03   Application of Funds..................................................107

                                   ARTICLE IX
                      ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01   Appointment and Authorization of Agents...............................108
9.02   Delegation of Duties..................................................109
9.03   Liability of Agents...................................................109
9.04   Reliance by Agents....................................................110
9.05   Notice of Default.....................................................110
9.06   Credit Decision; Disclosure of Information by Agents..................110
9.07   Indemnification of Agents.............................................111
9.08   Agents in their Individual Capacities.................................111
9.09   Successor Agents......................................................112
9.10   Administrative Agent May File Proofs of Claim.........................113
9.11   Collateral and Guaranty Matters.......................................113
9.12   Other Agents; Arrangers and Managers..................................114

                                       iii

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9.13    Appointment of Supplemental Administrative Agents....................114

                                    ARTICLE X
                                  MISCELLANEOUS

10.01   Amendments, Etc .....................................................115
10.02   Notices and Other Communications; Facsimile Copies...................117
10.03   No Waiver; Cumulative Remedies.......................................118
10.04   Attorney Costs, Expenses and Taxes...................................118
10.05   Indemnification by the Borrower......................................118
10.06   Payments Set Aside ..................................................119
10.07   Successors and Assigns...............................................120
10.08   Confidentiality .....................................................123
10.09   Setoff ..............................................................124
10.10   Interest Rate Limitation.............................................124
10.11   Counterparts ........................................................125
10.12   Integration .........................................................125
10.13   Survival of Representations and Warranties...........................125
10.14   Severability ........................................................125
10.15   Tax Forms ...........................................................126
10.16   Governing Law .......................................................127
10.17   Waiver of Right to Trial by Jury.....................................128
10.18   Binding Effect ......................................................128

SIGNATURES...................................................................S-1

                                       iv

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SCHEDULES

  I         Guarantors
  1.01      Real Properties
  2.01      Commitments and Pro Rata Shares
  5.05      Supplement to Interim Financial Statements
  5.08(b)   Owned Real Property
  5.08(c)   Leased Real Property
  5.08(d)   Other Locations of Tangible Personal Property
  5.09      Environmental Matters
  5.13      Subsidiaries and Other Equity Investments
  5.17      Intellectual Property Matters
  7.01      Existing Liens
  7.02      Existing Investments
  7.03      Existing Indebtedness
  10.02     Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

  Form of

  A        Committed Loan Notice
  B        Swing Line Loan Notice
  C-1      Term Note
  C-2      Revolving Credit Note
  D        Compliance Certificate
  E        Assignment and Assumption
  F-1      Parent Guaranty
  F-2      Subsidiary Guaranty
  G        Security Agreement
  H        Mortgage
  I        Intellectual Property Security Agreement
  J-1      Opinion Matters - Counsel to Loan Parties
  J-2      Opinion Matters - Local Counsel to Loan Parties
  J-3      Opinion Matters - Local Counsel to Loan Parties (Mortgages)
  K        Assumption Agreement

                                CREDIT AGREEMENT

          This CREDIT AGREEMENT ("Agreement") is entered into as of November 20, 2003, among THL FOOD PRODUCTS CO., a Delaware corporation (the "Company", and together with the Surviving Corporation (as hereinafter defined), the "Borrower"), THL FOOD PRODUCTS HOLDING CO., a Delaware corporation ("Holdings"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), DEUTSCHE BANK SECURITIES INC. and UBS SECURITIES LLC, as Co-Syndication Agents, GENERAL ELECTRIC CAPITAL CORPORATION and COOPERATIVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., "RABOBANK INTERNATIONAL," NEW YORK BRANCH, as Co-Documentation Agents, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                             PRELIMINARY STATEMENTS

          The Company was organized by Holdings to acquire (the "Acquisition") all of the Equity Interests of M-Foods Holdings, Inc., a Delaware corporation (the "Target Company").

          Pursuant to the Agreement and Plan of Merger dated as of October 10, 2003 (the "Merger Agreement") between Holdings, the Company, M-Foods Investors, LLC, the Target Company, and certain other stockholders of the Target Company, the Company agreed to merge (the "First Merger") with and into the Target Company with the Target Company being the surviving corporation (the "Surviving Corporation") in order to effect the Acquisition and, in connection therewith, Michael Foods, Inc., a Minnesota corporation and wholly-owned direct subsidiary of the Target Company ("MFI"), agreed to merge (the "Second Merger", and together with the First Merger, the "Mergers") with and into the Surviving Corporation with the Surviving Corporation being the surviving entity. Thereafter, the Surviving Corporation shall change its name to Michael Foods, Inc., a Delaware corporation.

          The Company has requested that (a) simultaneously with the consummation of the First Merger, the Lenders make Term Loans to the Company in an aggregate amount of $495,000,000 to pay, among other things, the cash consideration for the Acquisition and the First Merger and (b) from time to time, the Lenders lend to the Borrower and the L/C Issuer (as hereinafter defined) issue Letters of Credit (as hereinafter defined) for the account of the Borrower under a $100,000,000 revolving credit facility for the Borrower and its Subsidiaries.

          The Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Acquisition" has the meaning specified in the Preliminary Statements to this Agreement.

          "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

          "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agents" means, collectively, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Supplemental Administrative Agents (if any).

          "Aggregate Commitments" means the Commitments of all the Lenders.

          "Aggregate Credit Exposures" means, at any time, the sum of (i) the unused portion of the Revolving Credit Commitment then in effect, (ii) the unused portion of each Term Commitment then in effect and (iii) the Total Outstandings at such time.

          "Agreement" means this Credit Agreement.

          "Applicable Rate" means a percentage per annum equal to:

          (a) with respect to Term Loans, (i) until the first Business Day immediately following the date on which the Compliance Certificate for the fiscal quarter ended March 31, 2004 is delivered pursuant to Section 6.02(b), (A) for Eurodollar Rate Loans, 2.50% and (B) for Base Rate Loans, 1.50%, and (ii) thereafter, (A) if the Leverage Ratio is less than 3.50:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b), (1) for Eurodollar Rate Loans, 2.25% and (2) for Base Rate Loans, 1.25% and (B) if the Leverage Ratio is not less than 3.50:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
     Section 6.02(b), (1) for Eurodollar Ratio Loans, 2.50% and (2) for Base Rate Loans, 1.50%; and

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

          (b) with respect to the Revolving Credit Loans, (i) until the first Business Day immediately following the date on which the Compliance Certificate for the fiscal quarter ended March 31, 2004 is delivered pursuant to Section 6.02(b), (A) for Eurodollar Rate Loans, 2.50% and (B) for Base Rate Loans, 1.50% and (ii) thereafter, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
     Section 6.02(b):

                    Applicable Rate
-------------------------------------------------------
                                 Eurodollar
                                  Rate and
Pricing                          Letters of
 Level       Leverage Ratio        Credit     Base Rate
-------------------------------------------------------
   1            <=3.50:1            1.50%       0.50%
-------------------------------------------------------
   2      >3.50:1 but <=4.00:1      1.75%       0.75%
-------------------------------------------------------
   3      >4.00:1 but <=4.50:1      2.00%       1.00%
-------------------------------------------------------
   4      >4.50:1 but <=5.00:1      2.25%       1.25%
-------------------------------------------------------
   5            >5.00:1             2.50%       1.50%
-------------------------------------------------------

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that Pricing Level 5 shall apply as of the first Business Day at any time after (x) the date on which a Compliance Certificate was required to have been delivered but was not delivered or (y) an Event of Default shall have occurred and be continuing.

          "Appropriate Lender" means, at any time, (a) with respect to the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

          "Approved Domestic Bank" has the meaning specified in clause (b) of the definition of "Cash Equivalents".

          "Approved Foreign Bank" has the meaning specified in clause (f) of the definition of "Cash Equivalents".

          "Approved Fund" means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

          "Arrangers" means BAS and Deutsche Bank Securities Inc., in their capacities as exclusive joint lead arrangers and exclusive joint book managers.

          "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

          "Assumption Agreement" has the meaning specified in Section 4.01(a)(xvii).

          "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

          "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

          "Audited Financial Statements" means the audited consolidated balance sheet of MFI and its Subsidiaries for the fiscal years ended December 31, 2001 and December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of MFI and its Subsidiaries, including the notes thereto.

          "Auto-Renewal Letter of Credit" has the meaning specified in Section 2.03(b)(iii).

          "Bank of America" means Bank of America, N.A. and its successors.

          "BAS" means Banc of America Securities LLC and its successors.

          "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

          "Borrower" has the meaning specified in the introductory paragraph to this Agreement.

          "Borrower Parties" means the collective reference to the Borrower and its Subsidiaries, and "Borrower Party" means any one of them.

          "Borrowing" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

          "Capital Expenditures" means, as of any date for the applicable period then ended, all capital expenditures of the Borrower Parties on a consolidated basis for such period, as determined in accordance with GAAP; provided, however, that Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any property which has been transferred to a Person that is not a Borrower Party pursuant to a sale-leaseback transaction permitted under Section 7.05(f) or (c) to the extent permitted by this Agreement, a reinvestment of the Net Cash Proceeds of any Disposition in accordance with Section 2.05(b)(ii) (other than any Dispositions under Sections 7.05(b) and (h)), Casualty Events or Equity Issuance by any Consolidated Party.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Cash Collateral" has the meaning specified in Section 2.03(g).

          "Cash Collateral Account" means a blocked, non-interest bearing deposit account at Bank of America (or another commercial bank selected in compliance with Section 6.19) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

          "Cash Collateralize" has the meaning specified in Section 2.03(g).

          "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens:

          (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof; provided, that the full faith and credit of the United States is pledged in support thereof;

          (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, and (iii) has combined capital and surplus of at least $500,000,000 (any such bank being an "Approved Domestic Bank"), in each case with maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof;

          (c) commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's, in each case with maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof; and

          (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

          (e) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $500,000,000, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses
     (a), (b), (c) and (d) of this definition; and

          (f) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Foreign Bank") and maturing within twelve (12) months of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

          "Casualty Event" means any event that gives rise to the receipt by Holdings, the Borrower or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" means the earlier to occur of (a) the Equity Investors shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Borrower; provided, that the occurrence of the foregoing event shall not be deemed a Change of Control if,

          (i) any time prior to the consummation of a Qualifying IPO, and for any reason whatever, (A) the Equity Investors otherwise have the right to designate (and does so designate) a majority of the board of directors of the Borrower or (B) the Equity Investors own of record and beneficially an amount of common stock of the Borrower equal to an amount more than fifty percent (50%) of the amount of common stock of the Borrower owned by the Equity Investors of record and beneficially as of the Closing Date and such ownership by the Equity Investors represents the largest single block of voting securities of the Borrower held by any Person or related group for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended, or

          (ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Equity Investors, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding or
     (y) the percentage of the then outstanding voting stock of Borrower owned beneficially by the Equity Investors, (B) during any period of twelve (12) consecutive months, the board of directors of Borrower shall consist of a majority of the Continuing Directors or (C) the Equity Investors have the power, directly or indirectly, to vote or direct the voting of at least thirty percent (30%) of the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower); or

          (b) any "Change of Control" (or any comparable term) in any document pertaining to the Senior Subordinated Notes, Senior Unsecured Term Notes or Permitted Subordinated Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount; or

          (c) at any time prior to a Qualifying IPO of the Borrower, the Borrower shall cease to be a wholly owned Subsidiary of Holdings.

          "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01.

          "Co-Documentation Agents" means General Electric Capital Corporation and Cooperative Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank International," New York Branch, as Co-Documentation Agents under the Loan Documents.

          "Co-Syndication Agents" means Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Syndication Agents under the Loan Documents.

          "Code" means the U.S. Internal Revenue Code of 1986.

          "Collateral" means all of the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Collateral Documents" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to
Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Commitment" means a Term Commitment or a Revolving Credit Commitment, as the context may require.

          "Committed Loan Notice" means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

          "Company" has the meaning specified in the introductory paragraph to this Agreement.

          "Compensation Period" has the meaning specified in Section
2.12(c)(ii).

          "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

          "Consolidated Cash Taxes" means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

          "Consolidated EBITDA" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

     (i)  total interest expense,

     (ii) income, franchise and similar taxes and any tax distributions permitted to be made pursuant to Sections 7.06(f)(i) and (iii),

     (iii) depreciation and amortization expense,

     (iv) letter of credit fees,

     (v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of Holdings, the Borrower or any of their respective Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

     (vi) all extraordinary charges,

     (vii)non-cash amortization of financing costs of such Person and its Subsidiaries,

     (viii) cash expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (in each case, whether or not consummated),

     (ix) any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,

     (x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

     (xi) to the extent covered by insurance, expenses with respect to liability or casualty events, business interruption or product recalls,

     (xii) management fees permitted under Section 7.08(d),

     (xiii) any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transaction or any Investment permitted under Section 7.02,

     (xiv) non-cash losses from Joint Ventures and non-cash minority interest reductions,

     (xv) fees and expenses in connection with the exchange of the Senior Subordinated Notes for registered notes with identical terms as contemplated by the Senior Subordinated Notes Indenture or exchanges or refinancings permitted by Section 7.14,

     (xvi) non-cash, non-recurring charges,

     (xvii) other non-recurring charges in an aggregate amount not to exceed $4,000,000 during any four (4) consecutive fiscal quarter period,

     (xviii) expenses representing the implied principal component under Synthetic Lease Obligations,

     (xix) expenses in connection with payments made by any such Person or its Subsidiaries with respect to industrial revenue bond financings and Guarantees in respect thereof,

     (xx) losses from discontinued operations not to exceed $2,000,000 during any period of four (4) consecutive fiscal quarters,

     (xxi) other expenses of such Person and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period, and

     (xxii) with respect to any Event of Default of any covenant set forth in
          Section 7.11, the Net Cash Proceeds of any Permitted Equity Issuance to the Equity Investors solely to the extent that such Net Cash Proceeds (A) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) no later than fifteen (15) Business Days after the delivery of a Notice of Intent to Cure, (B) have not been applied to make any Restricted Payment, any Investment or any prepayment of Indebtedness, and (C) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11 for any applicable period; provided, that the provisions of this clause (xxii) may be relied on for purposes of determining Consolidated EBITDA no more than two (2) times in any twelve-month period; it being understood that this clause
          (xxii) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11, minus


(c) an amount which, in the determination of Consolidated Net Income, has been included for

     (i)  all extraordinary gains and non-cash income during such period, and

     (ii) any gains realized upon the disposition of property outside of the ordinary course of business, plus/minus

(d) unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP;

provided, however, that, notwithstanding any other provision to the contrary contained in this Agreement, for purposes of any calculation made under the financial covenants set forth in Section 7.11 (including for purposes of the definition of "Pro Forma Basis", but excluding for purposes of the definition of "Applicable Rate"), no more than 15% of total Consolidated EBITDA for the applicable period shall be attributable to Foreign Subsidiaries and/or Investments in Joint Ventures; provided, further, that, Consolidated EBITDA for such period shall be calculated after giving Pro Forma Effect to the Dairy Disposition; provided, further, that to the extent the receipt of any Net Cash Proceeds of any Permitted Equity Issuance are an effective addition to Consolidated EBITDA as contemplated by, and in accordance with, the provisions of clause (b)(xxii) above and, as a result thereof, any Event of Default of the covenants set forth in Section 7.11 shall have been cured for any applicable period, such cure shall be deemed to be effective as of the last day of such applicable period. Notwithstanding anything to the contrary, Consolidated EBITDA shall be deemed to be $35,500,000 for the fiscal quarter ended June 30, 2003 and $36,400,000 for the fiscal quarter ended September 30, 2003.

          "Consolidated Funded Indebtedness" means, with respect to any Person and its Subsidiaries on a consolidated basis, without duplication,

     (a)  all obligations of such Person for borrowed money,

     (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

     (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),

     (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person and to the extent constituting contingent obligations,

     (e) all Consolidated Funded Indebtedness of others secured by (or for which the holder of such Consolidated Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,

     (f) all Guarantees of such Person with respect to Consolidated Funded Indebtedness of another Person,

     (g) the implied principal component of all obligations of such Person under Capitalized Leases,

     (h) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),

     (i) unless the holder thereof is a Loan Party or, if the issuer thereof is a Subsidiary of Holdings which is not a Loan Party, any other Subsidiary of Holdings, all Disqualified Equity Interests issued by such Person,

     (j) the principal portion of all obligations of such Person under Synthetic Lease Obligations, and

     (k) the Consolidated Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Consolidated Funded Indebtedness is recourse to such Person.

Notwithstanding any other provision of this Agreement to the contrary, (i) the term "Consolidated Funded Indebtedness" shall not be deemed to include (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (y) any deferred compensation arrangements or
(z) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions and (ii) the amount of Consolidated Funded

Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset).

          "Consolidated Interest Charges" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capitalized Leases and the implied interest component under Synthetic Lease Obligations, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts and (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated)), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

          "Consolidated Net Income" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Subsidiaries during the applicable period, (y) such amounts were not earned by such Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Joint Venture held by such Person and its Subsidiaries), as determined in accordance with GAAP.

          "Consolidated Parties" means the collective reference to Holdings and its Subsidiaries, and "Consolidated Party" means any one of them.

          "Consolidated Scheduled Funded Debt Payments" means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness during such period (including the implied principal component of payments due on Capitalized Leases during such period and Synthetic Lease Obligations, less the reduction for all voluntary prepayments or mandatory prepayments required pursuant to Section 2.05, in each case as applied pursuant to Section 2.05), as determined in accordance with GAAP.

          "Continuing Directors" shall mean the directors of Holdings on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other directors' nomination for election to the board of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Equity Investors in his or her election by the stockholders of Holdings (or the Borrower after a Qualifying IPO of the Borrower).

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" has the meaning specified in the definition of "Affiliate."

          "Credit Extension" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

          "Current Assets" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

          "Dairy Disposition" means the Disposition of the dairy business, consisting of the development, manufacturing, processing, distribution, marketing and sales of coffee creamers, half & half, whipping cream, soft-serve mix and other specialty dairy items of MFI, to Suiza Dairy Group Inc., a wholly-owned subsidiary of Dean Foods Company, the proceeds of which were applied to the payment of taxes related to the operation and sale of the diary business and repayment of a portion of MFI's senior bank debt.

          "Debt Issuance" means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

          "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one
(1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that "Disposition" and "Dispose" shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

          "Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligations or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Maturity Date of the Term Facility.

          "Dollar" and "$" mean lawful money of the United States.

          "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and any other Subsidiary that is not a "controlled foreign corporation" under Section 957 of the Code.

          "Egg Products Inspection Act" means the Egg Products Inspection Act, 21 U.S.C.(S)1031, et seq., and its implementing regulations.

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing under Section 8.01(a) or (f), the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, "Eligible Assignee" shall not include (i) Holdings or any of its Affiliates or Subsidiaries or (ii) Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Contributions" means, collectively, (a) the contribution by the Sponsor and by the Management Shareholders of an aggregate amount not less than $315,000,000 to Investors LLC, (b) the further contribution by Investors LLC of all such contribution proceeds to Holdings, and (c) the further contribution by Holdings of all such contribution proceeds to the Company in order to consummate the Acquisition and the Mergers.

          "Equity Interests" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units
in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

          "Equity Investors" means the Sponsor and the Management Shareholders and the other members of Investors LLC as of the Closing Date.

          "Equity Issuance" means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or
(d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

          "Eurodollar Rate" means, for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest

     Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

          "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 8.01.

          "Excess Cash Flow" means, with respect to any fiscal year period of the Borrower Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) without duplication,

     (i)  Capital Expenditures,

     (ii) Consolidated Interest Charges,

     (iii) Consolidated Cash Taxes, including cash payments for Federal, state and other income tax liabilities incurred prior to the Closing Date,

     (iv) Consolidated Scheduled Funded Debt Payments,

     (v) Restricted Payments made by the Borrower Parties to the extent that such Restricted Payments are permitted to be made under Section 7.06(f),

     (vi) voluntary prepayments of any Indebtedness (other than the Obligations); provided, that (1) such prepayments are otherwise permitted hereunder and (2) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment,

     (vii) letter of credit fees,

     (viii) proceeds received by the Borrower Parties from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses,

     (ix) all extraordinary cash charges,

     (x)  cash payments made in satisfaction of non-current liabilities,

     (xi) cash expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated),

     (xii) fees and expenses in connection with the exchange of the Senior Subordinated Notes for registered notes with identical terms as contemplated by the Senior Subordinated Notes Indenture or exchanges or refinancings permitted by Section 7.14,

     (xiii) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with a Permitted Acquisition (or in any similar agreement related to any other Acquisition consummated prior to the Closing Date),

     (xiv) non-recurring charges to the extent included in determining Consolidated EBITDA,

     (xv) other non-recurring charges in an aggregate amount not to exceed $4,000,000 during any four (4) consecutive fiscal quarter period,

     (xvi) expenses in connection with payments made by any Borrower Party with respect to industrial revenue bond financings and Guarantees in respect thereof,

     (xvii) expenses incurred in connection with deferred compensation arrangements in connection with the Transaction,

     (xviii) management fees permitted to be made under Section 7.08(d),

     (xix) expenses representing the implied principal component under Synthetic Lease Obligations,

     (xx) cash payments with respect to preferred customer contracts in excess of amortization with respect to preferred customer contracts,

     (xxi) cash from operations used to consummate a Permitted Acquisition,

     (xxii) to the extent added to Consolidated Net Income in determining Consolidated EBITDA, losses from discontinued operations for such period,

     (xxiii) to the extent added to Consolidated Net Income in determining
          Consolidated EBITDA, Net Cash Proceeds of Permitted Equity Issuances, plus/minus

(c) changes in working capital.

          "Excluded Consideration" means, with respect to any Permitted Acquisition, consideration consisting of (a) any Equity Interests (other than Disqualified Equity Interests) of Holdings issued to the seller of the Equity Interests, property or assets acquired in such Permitted Acquisition, (b) to the extent not required at such time to prepay the Loans pursuant to Section 2.05(b), consideration consisting of the Net Cash Proceeds of (i) any Permitted Equity Issuance consummated subsequent to the Closing Date, (ii) any Disposition by Holdings or any of its Subsidiaries of the type described in Section 7.05(a),
(c), (f), (l) and (m), (iii) any Casualty Event that occurs subsequent to the Closing Date, (iv) the incurrence or issuance of any Permitted Subordinated Indebtedness permitted under Section 7.03 and (c) 25% of the amount of Excess Cash Flow for any fiscal year (commencing with the fiscal year ended December 31, 2004).

          "Existing Credit Agreement" means that certain Credit Agreement dated as of April 10, 2001 among the Target Company, MFI, the guarantors party thereto, Bank of America, N.A., as agent, sole lead arranger and sole book running manager, Bear, Stearns & Co., as syndication agent, and a syndicate of lenders.

          "Existing Letters of Credit" means the Letters of Credit described on
Schedule 7.03.

          "Existing Notes" means the 11 3/4% Senior Subordinated Notes due 2011 of MFI.

          "Existing Notes Indenture" means the Indenture dated as of March 27, 2001 between MFI and BNY Midwest Trust Company, as amended, supplemented or otherwise modified to the Closing Date (including, after giving effect to the amendments contemplated by the Existing Notes Tender Offer) and as may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

          "Existing Notes Tender Offer" means the offer by the Company to purchase up to 100.0% of the Existing Notes and the consent solicitation by the Company to certain amendments of the Existing Notes Indenture, all as described in the Existing Notes Tender Offer Documents, pursuant to which at least 80.0% of the Existing Notes are required to be tendered.

          "Existing Notes Tender Offer Documents" means (a) the Offer to Purchase and Consent Solicitation Statement, dated October 20, 2003, (b) the Dealer Manager Agreement between the Company and Banc of America Securities LLC, dated October 17, 2003, and (c) the Second Supplemental Indenture between Michael Foods, Inc., certain note guarantors and BNY Midwest Trust Company (to be entered into as of the Closing Date).

          "Facility" means the Term Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

          "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "Fee Letter" means the letter agreement, dated October 10, 2003, among Holdings, the Company, BAS, Bank of America Bridge LLC and Bank of America.

          "First Merger" has the meaning specified in the Preliminary Statements to this Agreement.

          "Food, Drug, and Cosmetic Act" means the Food, Drug, and Cosmetic Act, 21 U.S.C.(S)301, et seq., and its implementing regulations.

          "Food Industry Laws" means the Food Security Act, the Food, Drug, and Cosmetic Act (21 U.S.C.(S)321, et seq.), PACA, the Egg Products Inspection Act, the Minnesota Food Law (Minnesota Statutes, Ch. 31), the MWPDA, and all other applicable Federal, state and local laws governing the production, packaging and distribution of food, and all applicable rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

          "Food Security Act" means the Food Security Act of 1985, and any successor statute thereto, including all rules and regulations thereunder, all as the same may be in effect from time to time.

          "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

          "Foreign Subsidiary" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

          "FRB" means the Board of Governors of the Federal Reserve System of the United States.

          "Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Funded Debt" of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Granting Lender" has the meaning specified in Section 10.07(g).

          "Guarantee" means, as to any Person, without duplication, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

          "Guarantors" means, collectively, Holdings and the Subsidiaries of the Borrower listed on Schedule I and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

          "Guaranty" means, collectively, the Parent Guaranty and the Subsidiary Guaranty.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedge Bank" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.

          "Holdings" has the meaning specified in the introductory paragraph to this Agreement.

          "Holdings Consolidated Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the four (4) fiscal quarter period ending on such date, the ratio of (a) Consolidated Funded Indebtedness (net of cash and Cash Equivalents on hand) of the Consolidated Parties on the last day of such period to (b) Consolidated EBITDA of the Consolidated Parties for such period.

          "Honor Date" has the meaning specified in Section 2.03(c)(i).

          "ICC" has the meaning specified in Section 2.03(h).

          "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) the maximum amount of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) all Attributable Indebtedness;

          (g) all obligations of such Person in respect of Disqualified Equity Interests; and

          (h) all Guarantees of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

          "Indemnified Liabilities" has the meaning set forth in Section 10.05.

          "Indemnitees" has the meaning set forth in Section 10.05.

          "Information" has the meaning specified in Section 10.08.

          "Information Memorandum" means the confidential information memorandum dated October 2003 used by the Arrangers in connection with the syndication of the Commitments.

          "Intellectual Property Security Agreement" means, collectively, the intellectual property security agreement, substantially in the form of Exhibit I hereto together with each other intellectual property security agreement supplements executed and delivered pursuant to Section 6.12.

          "Interest Coverage Ratio" means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the four (4) fiscal quarter period ending on such date with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA of the Borrower Parties to (b) Consolidated Interest Charges of the Borrower Parties; provided, that when calculating the Interest Coverage Ratio, Consolidated Interest Charges shall be equal to, (i) for the period ending March 31, 2004, Consolidated Interest Charges for the fiscal quarter ending March 31, 2004 multiplied by four (4); (ii) for the period ending June 30, 2004, Consolidated Interest Charges calculated for the two (2) fiscal quarters ending June 30, 2004 multiplied by two (2); and (iii) for the period ending September 30, 2004, Consolidated Interest Charges for the three (3) fiscal quarters ending September 30, 2004 multiplied by one and one-third (1-1/3).

          "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base

Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

          "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided, that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

          "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) the Disposition of any property for less than the fair market value thereof (other than Dispositions under Sections 7.05(d), (e), (h) and (j). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "Investors LLC" means MF Investors, LLC, a Delaware limited liability company.

          "IP Rights" has the meaning set forth in Section 5.17.

          "IP Security Agreement Supplement" has the meaning specified in the Security Agreement.

          "IRS" means the United States Internal Revenue Service.

          "Joint Venture" means (a) any Person which would constitute an "equity method investee" of the Borrower or any of its Subsidiaries, (b) any other Person designated by the Borrower in writing to the Administrative Agent (which designation shall be irrevocable) as a "Joint Venture" for purposes of this Credit Agreement and more than 50% but less than 100% of whose Equity Interests are directly owned by the Borrower or any of its Subsidiaries, and (c) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

          "Junior Financing" has the meaning specified in Section 7.14.

          "Junior Financing Documentation" means the Senior Unsecured Term Loan Agreement, the Senior Subordinated Notes, the Senior Subordinated Notes Indenture or any documentation governing any other Junior Financing.

          "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including all Food Industry Laws.

          "L/C Advance" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

          "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

          "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

          "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

          "Lender" has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

          "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

          "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

          "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

          "Letter of Credit Expiration Date" means the day that is five (5) days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business
Day).

          "Letter of Credit Sublimit" means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

          "Leverage Ratio" means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the four (4) fiscal quarter period ending on such date, the ratio of (a) Consolidated Funded Indebtedness (net of cash and Cash Equivalents on hand) of the Borrower Parties on the last day of such period to (b) Consolidated EBITDA of the Borrower Parties for such period.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

          "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

          "Loan Documents" means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter and (vi) each Letter of Credit Application and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty,
(iv) the Collateral Documents, (v) each Letter of Credit Application, (vi) the Fee Letter, (vii) each Secured Hedge Agreement, and (viii) the Assumption Agreement.

          "Loan Parties" means, collectively, the Borrower and each Guarantor.

          "Management Shareholders" means Gregg A. Ostrander and the other members of management of the Borrower or its Subsidiaries who are investors in Investors LLC on the Closing Date.

          "Master Agreement" has the meaning specified in the definition of "Swap Contract".

          "Material Adverse Effect" means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole,
(b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

          "Maturity Date" means (a) with respect to the Revolving Credit Facility, the earlier of (i) November 21, 2009 and (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, and the Swing Line Commitments pursuant to Section 2.06(a) or 8.02, and (b) with respect to the Term Facility, the earlier of (i) November 21, 2010 and (ii) the date of termination in whole of the Term Commitments pursuant to Section 2.06(a) or 8.02.

          "Maximum Rate" has the meaning specified in Section 10.10.

          "Merger Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

          "Mergers" has the meaning specified in the Preliminary Statements to this Agreement.

          "MFI" has the meaning specified in the Preliminary Statements to this Agreement.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Mortgage" means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Lenders substantially in the form of Exhibit H (with such changes as may be customary to account for local law matters), together with each other mortgage executed and delivered pursuant to
Section 6.12.

          "Mortgage Policies" has the meaning specified in Section 6.14(b)(ii).

          "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          "MWPDA" means the Minnesota Wholesale Produce Dealers Act (Minnesota Statutes, Ch. 27).

          "Net Cash Proceeds" means:

          (a) with respect to the Disposition of any asset by Holdings or any of its Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of Holdings or any of its Subsidiaries) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by Holdings or such Subsidiary in connection with such Disposition or Casualty Event, (C) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant Disposition or Casualty Event as a result of any gain recognized in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve;

          (b) with respect to the issuance of any Equity Interest by Holdings or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such sale over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses and other customary expenses, incurred by Holdings or such Subsidiary in connection with such sale; and

          (c) with respect to the incurrence or issuance of any Indebtedness by Holdings or any of its Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such sale over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses and other customary expenses, incurred by Holdings or such Subsidiary in connection with such sale.

          "Non-Consenting Lender" has the meaning specified in Section 3.07(d).

          "Nonrenewal Notice Date" has the meaning specified in Section 2.03(b)(iii).

          "Note" means a Term Note or a Revolving Credit Note, as the context may require.

          "Notice of Intent to Cure" has the meaning specified in Section
6.02(b).

          "NPL" means the National Priorities List under CERCLA.

          "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include
(a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "Other Taxes" has the meaning specified in Section 3.01(b).

          "Outstanding Amount" means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "PACA" means the Perishable Agricultural Commodities Act, 7 U.S.C.(S) 499a, et seq. and its implementing regulations.

          "Parent Guaranty" means the Parent Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-1.

          "Participant" has the meaning specified in Section 10.07(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Acquisition" has the meaning specified in Section 7.02(i).

          "Permitted Encumbrances" has the meaning specified in the Mortgages.

          "Permitted Equity Issuance" means any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Holdings (and, after a Qualifying IPO, of the Borrower) to the extent (a) permitted hereunder and (b) the Net Cash Proceeds of which are not required to be applied to the prepayment of the Loans pursuant to Section 2.05(b).

          "Permitted Holdco Debt" has the meaning specified in Section 7.03(c)(iii).

          "Permitted Refinancing " means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and
(f) at the time thereof, no Default shall have occurred and be continuing.

          "Permitted Subordinated Indebtedness" means any unsecured Indebtedness of the Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Notes, (b) will not mature prior to the date that is ninety-one (91) days after the Maturity Date of the Term Facility,
(c) has no scheduled amortization or payments of principal prior to the Maturity Date of the Term Facility, and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, than those contained in the Senior Subordinated Notes Indenture, taken as a whole; provided any such Indebtedness shall constitute Permitted Subordinated Indebtedness only if (i) both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing, and (ii) if the amount of such Indebtedness issued or incurred in any fiscal quarter exceeds $5,000,000, the Chief Financial Officer of the Borrower shall have delivered an officer's certificate demonstrating Pro Forma Compliance with the covenants set forth in Section 7.11 in form and substance reasonably satisfactory to the Administrative Agent, it being understood that any capitalized or paid-in-kind interest or accreted principal on such Indebtedness shall not constitute an issuance or incurrence of Indebtedness for purposes of this proviso.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Pledged Interests" has the meaning specified in the Security
Agreement.

          "Post-Increase Revolving Lenders" has the meaning specified in Section 2.15(b).

          "Post-Increase Term Lenders" has the meaning specified in Section 2.14(b).

          "Pre-Increase Revolving Lenders" has the meaning specified in Section 2.15(b).

          "Pre-Increase Term Lenders" has the meaning specified in Section 2.14(b).

          "Pro Forma Basis", "Pro Forma Compliance" and "Pro Forma Effect" means, for purposes of calculating compliance with Section 4.01(a)(x) and each of the financial covenants set forth in Section 7.11 in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of the Dairy Disposition or a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of "Specified Transaction", shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, provided, that the foregoing pro forma adjustments may be applied to the financial covenants set forth in Section 7.11 solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Subsidiaries and (z) factually supportable.

          "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided, that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          "Qualifying IPO" means the issuance by Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

          "Real Properties" means those properties listed on Schedule 1.01 hereto.

          "Reduction Amount" has the meaning set forth in Section 2.05(b)(vi).

          "Register" has the meaning set forth in Section 10.07(c).

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

          "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

          "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided, that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

          "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party and, as to any document delivered on the Closing Date, any vice president, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof).

          "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

          "Revolving Credit Commitment" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and
(c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Revolving Credit Lenders shall be $100,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

          "Revolving Credit Commitments Increase Effective Date" has the meaning specified in Section 2.15(b).

          "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

          "Revolving Credit Lender" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

          "Revolving Credit Loan" has the meaning specified in Section 2.01(b).

          "Revolving Credit Note" means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Second Merger" has the meaning specified in the Preliminary Statements to this Agreement.

          "Secured Hedge Agreement" means any Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

          "Secured Obligations" has the meaning specified in the Security Agreement.

          "Secured Parties" means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

          "Security Agreement" means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to
Section 6.12.

          "Security Agreement Supplement" has the meaning specified in the Security Agreement.

          "Senior Subordinated Notes" means the 8.00% unsecured senior subordinated notes of the Borrower due 2013 in an aggregate principal amount of $150,000,000 issued on the Closing Date, and any exchange notes issued in exchange therefor, in each case, pursuant to the Senior Subordinated Notes Indenture.

          "Senior Subordinated Notes Indenture" means the Indenture dated as of the Closing Date between Wells Fargo Bank Minnesota, National Association, the Borrower and the Guarantors, together with all instruments and other agreements in connection therewith, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

          "Senior Unsecured Term Loan Agreement" means the Senior Unsecured Term Loan Agreement dated as of the Closing Date among the Borrower, Holdings, Bank of America, as administrative agent, and the other agents and lenders party thereto.

          "Senior Unsecured Term Loans" means the senior unsecured term loans of the Borrower due 2011 in an aggregate principal amount of $135,000,000 made on the Closing Date under the Senior Unsecured Term Loan Agreement.

          "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPC" has the meaning specified in Section 10.07(g).

          "Specified Equity Issuances" means the sale or issuance by Holdings of any of its Equity Interests in a public offering or in a private placement or sale that is underwritten, managed, arranged, placed or initially purchased by an investment bank (it being understood that the Sponsor is not an investment bank), which, for the avoidance of doubt, does not include the sale or issuance of any such Equity Interests to (a) the Equity Investors, their Affiliates, related funds and limited partners, and (b) other Persons making additional equity investments together with the Equity Investors after the Closing Date.

          "Specified Transaction" means, for any applicable period, the following transactions: (a) the Dairy Disposition and (b) any Permitted Acquisition or any Investment (or series of related Investments) made pursuant to Section 7.02(o) to the extent consisting of the contribution(s) or other transfer(s) of any property (other than cash) to a Joint Venture for consideration less than the fair market value of such property.

          "Sponsor" means Thomas H. Lee Partners, L.P and its Affiliates.

          "Sponsor Management Agreement" means the Management Agreement dated the Closing Date between THL Managers V, LLC and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

          "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor" means, collectively, the Subsidiaries of the Borrower that are Guarantors.

          "Subsidiary Guaranty" means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

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

          "Supplemental Administrative Agent" has the meaning specified in
Section 9.13 and "Supplemental Administrative Agents" shall have the corresponding meaning.

          "Surviving Corporation" has the meaning specified in the Preliminary Statements to this Agreement.

          "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

          "Swing Line Facility" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

          "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

          "Swing Line Loan" has the meaning specified in Section 2.04(a).

          "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

          "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility Commitments.

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

          "Synthetic Lease Obligation" means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

          "Target Company" has the meaning specified in the Preliminary Statements to this Agreement.

          "Taxes" has the meaning specified in Section 3.01(a).

          "Term Borrowing" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

          "Term Commitment" means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Term Lenders shall be $495,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

          "Term Commitments Increase Effective Date" has the meaning set forth in Section 2.14(b).

          "Term Facility" means, at any time, (a) prior to the initial advance of the Term Loans, the aggregate Term Commitments of all Term Lenders at such time, and (b) thereafter, the aggregate Term Loans of all Lenders at such time.

          "Term Loan" means an advance made by any Term Lender under the Term Facility.

          "Term Lender" means, at any time, any Lender that has a Term Commitment at such time.

          "Term Note" means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

          "Threshold Amount" means $15,000,000.

          "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

          "Transaction" means, collectively, (a) the Equity Contributions, (b) the Acquisition, the First Merger and the Second Merger, (c) the refinancing of, and termination of all commitments with respect to, the Existing Credit Agreement and the other outstanding Indebtedness of the Target Company, MFI and their respective Subsidiaries, including, without limitation, the Existing Notes tendered upon consummation of the Existing Notes Tender Offer, except for such Indebtedness listed on Schedule 7.03 to remain outstanding after the Closing Date and other Indebtedness permitted in accordance with Section 7.03, (d) the issuance and sale of the Senior Subordinated Notes, (e) the funding of the Term Loans, (f) the consummation of any other transactions in connection with the foregoing, and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.

          "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

          "Uniform Commercial Code" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

          "United States" and "U.S." mean the United States of America.

          "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

          "U.S. Lender" has the meaning set forth in Section 10.15(b).

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

          "2003 Fourth Quarter" has the meaning set forth in Section 1.03(c).

          1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

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

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          (c) With respect to the time period commencing October 1, 2003 and ending on December 31, 2003 (the "2003 Fourth Quarter"), and notwithstanding the actual accounting periods for which any financial statements were prepared for the 2003 Fourth Quarter, the 2003 Fourth Quarter shall be deemed to constitute one accounting period and each of Consolidated Net Income and Consolidated EBITDA shall be calculated with all applicable financing statements prepared for the 2003 Fourth Quarter taken as a whole.

          1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

          1.08 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Bank of America in Charlotte, North Carolina at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

          2.01 The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan (consisting of a Term Loan) in an amount equal to its Pro Rata Share of the Term Facility to the Borrower on (i) the Closing Date and (ii) if such Term Lender has increased its Term Commitment pursuant to Section 2.14, the Term Commitment Increase Effective Date. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Pro Rata Share of the Term Facility. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

          (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day until the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) on the Closing Date, (A) the aggregate Outstanding Amount of all Revolving Credit Loans plus the aggregate Outstanding Amount of all Swing Line Loans shall not exceed $10,000,000 and (B) the aggregate Outstanding Amount of all L/C Obligations shall not exceed $8,000,000, (ii) the Total Outstandings shall not exceed the Aggregate Commitments, and (iii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not

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

exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

          2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (Charlotte, North Carolina time) (i) three (3) Business Days prior to the requested date of any Borrowing of, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Loan Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the

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

Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect.

          (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided, that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

          (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the L/C Issuer in good faith deems material to it;

          (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

          (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

          (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

          (E) such Letter of Credit is in an initial amount less than $50,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be

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

received by the L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C
Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof;
(D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business
Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably request.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided, that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit

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

Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. If the L/C Issuer notifies the Borrower of such payment prior to 11:00 a.m. (Charlotte, North Carolina time) on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided, that if such notice is not provided to the Borrower prior to 11:00 a.m. (Charlotte, North Carolina time) on the Honor Date, then the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Credit Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's

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

payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

          (d) Repayment of Participations. (i) If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

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

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

          (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

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

          The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations,

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

cash or deposit account balances ("Cash Collateral") pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

          (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

          (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

          (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

          2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

          (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

          (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

          (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

          (iv) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

          (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

          (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

          (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

          2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided, that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (Charlotte, North Carolina time) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied, first, in direct order of maturities, to any principal repayment installments thereof that are due within eighteen (18) months after the date of such prepayment, and second, on a pro-rata basis, to the other principal repayment installments thereof; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.

          (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(2) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or (a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

          (b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 50% of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the fiscal year ended December 31, 2004; provided, that such percentage shall be reduced to (A) 25% if the Leverage Ratio as of the last day of the prior fiscal year was less than 3.75:1.00 and (B) 0% if the Leverage Ratio as of the last day of the prior fiscal year was less than 2.75:1.00.

          (ii) (A) If (x) Holdings or any of its Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Subsidiary that is not a Loan Party to a Loan Party), (e),
(g), (h), (i), (j) or (k)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings or such Subsidiary of Net Cash Proceeds, in excess of $1,000,000, the Borrower shall (1) give written notice to the Administrative Agent thereof on or prior to the date of the realization or receipt of such Net Cash Proceeds and (2) except to the extent the Borrower elects in such notice to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) (which election may only be made if no Event of Default has occurred and is then continuing), prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom within two (2) Business Days of receipt thereof by Holdings or such Subsidiary.

          (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than as specifically excluded in Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within three hundred and sixty-five (365) days (or, with respect to the Net Cash Proceeds of a Casualty Event, five hundred and forty (540) days) following receipt of such Net Cash Proceeds; provided, however, that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05; provided, further, however, that no such Net Cash Proceeds of a Casualty Event shall be reinvested for the repair or replacement of property damaged or lost in such Casualty Event if the net book value of such property exceeds $5,000,000 unless, after giving Pro Forma Effect to any Indebtedness to be incurred in connection with such replacement or restoration, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end preceding the date of determination.

          (iii) The Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 50% of all Net Cash Proceeds received from any Specified Equity Issuance (if the Leveraged Ratio as of the last day of the prior fiscal quarter is equal to or greater than 3.00: 1.00); provided, that such percentage shall be reduced to 25% if the Leverage Ratio as of the last day of the prior fiscal quarter was less than 3.00:1.00.

          (iv) Upon the incurrence or issuance by Holdings or any of its Subsidiaries of (A) any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 or (B) any Permitted Subordinated Indebtedness under Section 7.03(a)(v), the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary.

          (v) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

          (vi) Each prepayment of Loans pursuant to this Section 2.05(b) shall be applied, first, in direct order of maturities, to any principal repayment installments of the Term Facility that are due within six (6) months after the date of such prepayment, second, on a pro-rata basis, to the other principal repayment installments of the Term Facility and, thereafter, to the Revolving Credit Facility (the amount of such prepayment, the "Reduction Amount") in the manner set forth in clause (vii) of this Section 2.05(b); and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.

          (vii) The Revolving Credit Facility shall be permanently reduced by the Reduction Amount on the date of the applicable prepayment and such prepayment shall be, first, applied to prepay L/C Borrowings outstanding at such time until all such L/C Borrowings are paid in full, second, applied to prepay Swing Line Loans outstanding at such time until all such

Swing Line Loans are paid in full, third, applied to prepay Revolving Credit Loans outstanding at such time until all such Revolving Credit Loans are paid in full and, fourth, used to Cash Collateralize the L/C Obligations; and, thereafter, the amount remaining, if any, after the prepayment in full of all Loans and L/C Borrowings outstanding at such time and the L/C Obligations have been Cash Collateralized in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit which has been Cash Collateralized, such funds shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

          (viii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

          2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments; provided, that (i) any such notice shall be received by the Administrative Agent five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

          (b) Mandatory. (i) The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 on the Closing Date.

          (ii) The Revolving Credit Facility shall be automatically and permanently reduced ratably among the Revolving Credit Lenders on each date on which the prepayment of the Revolving Credit Facility is required to be made pursuant to Section 2.05(b) by an amount equal to the applicable Reduction Amount (regardless of whether any Revolving Credit Loans, Swing Line Loans or Letters of Credit are then outstanding).

          (iii) If after giving effect to any reduction or termination of unused Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess.

          (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitment, the Letter of Credit Sublimit, or the unused Revolving Credit Commitment under this Section 2.06. Upon any reduction of unused Commitments under a Facility, the Commitment of each Lender under such Facility shall be reduced by such Lender's Pro Rata Share of the amount by which such Facility is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

          2.07 Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in twenty-eight (28) consecutive quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or increased as a result of any increase in the amount of Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term Loans made as of the Closing
Date)):

-------------------------------------------------------------
Date                 Term Loan Principal Amortization Payment
-------------------------------------------------------------
February 21, 2004,                 $  1,237,500
-------------------------------------------------------------
May 21, 2004,                      $  1,237,500
-------------------------------------------------------------
August 21, 2004,                   $  1,237,500
-------------------------------------------------------------
November 21, 2004                  $  1,237,500
-------------------------------------------------------------

-------------------------------------------------------------
February 21, 2005,                 $  1,237,500
-------------------------------------------------------------
May 21, 2005,                      $  1,237,500
-------------------------------------------------------------
August 21, 2005,                   $  1,237,500
-------------------------------------------------------------
November 21, 2005                  $  1,237,500
-------------------------------------------------------------

-------------------------------------------------------------
February 21, 2006,                 $  1,237,500
-------------------------------------------------------------
May 21, 2006,                      $  1,237,500
-------------------------------------------------------------
August 21, 2006,                   $  1,237,500
-------------------------------------------------------------
November 21, 2006                  $  1,237,500
-------------------------------------------------------------

-------------------------------------------------------------
February 21, 2007,                 $  1,237,500
-------------------------------------------------------------
May 21, 2007,                      $  1,237,500
-------------------------------------------------------------
August 21, 2007,                   $  1,237,500
-------------------------------------------------------------

-------------------------------------------------------------
Date                 Term Loan Principal Amortization Payment
-------------------------------------------------------------
November 21, 2007                  $  1,237,500
-------------------------------------------------------------

-------------------------------------------------------------
February 21, 2008,                 $  1,237,500
-------------------------------------------------------------
May 21, 2008,                      $  1,237,500
-------------------------------------------------------------
August 21, 2008,                   $  1,237,500
-------------------------------------------------------------
November 21, 2008                  $  1,237,500
-------------------------------------------------------------

-------------------------------------------------------------
February 21, 2009,                 $  1,237,500
-------------------------------------------------------------
May 21, 2009,                      $  1,237,500
-------------------------------------------------------------
August 21, 2009,                   $  1,237,500
-------------------------------------------------------------
November 21, 2009                  $  1,237,500
-------------------------------------------------------------

-------------------------------------------------------------
February 21, 2010,                 $116,325,000
-------------------------------------------------------------
May 21, 2010,                      $116,325,000
-------------------------------------------------------------
August 21, 2010,                   $116,325,000
-------------------------------------------------------------
November 21, 2010                  $116,325,000
-------------------------------------------------------------

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

          (b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

          (c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date.

          2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

          (b) While any Event of Default set forth in Section 8.01(a) or (f) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

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

          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

          (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to 0.50% per annum times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the date hereof until the Maturity Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the applicable Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (b) Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (ii) The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on

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

which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          2.11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

          2.12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available

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

funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

          (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

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

          A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

          (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

          (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in
Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

          2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by

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

the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this
Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

          2.14 Increase in Term Commitments. (a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may on up to three (3) different occasions (in the aggregate with Section 2.15), request an increase in the Term Commitments by an amount not exceeding $100,000,000; provided, that (i) after giving effect to any such increase in the Term Commitments, the aggregate amount of increased Commitments that have been effected pursuant to this Section 2.14 and Section
2.15 shall not exceed $100,000,000 at any time and (ii) any such increase shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof. At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Term Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Term Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (b) If the Term Commitments are increased in accordance with this
Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the "Term Commitments Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Term Commitments Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Term Commitments Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching (A) the resolutions adopted by such Loan Party approving or consenting to such increase and (B) a pro forma Compliance Certificate

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

demonstrating that, upon after giving Pro Forma Effect to such increase, the Loan Parties would be in compliance with the financial covenants set forth in
Section 7.11, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Term Commitments Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. On each Term Commitments Increase Effective Date, each of the Lenders having an Term Loan prior to such Term Commitments Increase Effective Date (the "Pre-Increase Term Lenders") shall assign to any Lender making an additional Term Loan on the Term Commitments Increase Effective Date (the "Post-Increase Term Lenders"), and such Post-Increase Term Lenders shall purchase from each Pre-Increase Term Lenders, at the principal amount thereof, such interests in the Term Loans outstanding on such Term Commitments Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Term Loans will be held by Pre-Increase Term Lenders and Post-Increase Term Lenders ratably in accordance with the Outstanding Amount of Term Loans and increased Term Commitments after giving effect to such increased Term Commitments.

          (c) This Section shall supersede any provisions in Section 2.06(b)(i),
2.13 or 10.01 to the contrary.

          2.15 Increase in Revolving Credit Commitments. (a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may on up to three (3) different occasions (in the aggregate with Section 2.14) request an increase in the Revolving Credit Commitments by an amount not exceeding $50,000,000; provided, that (i) after giving effect to any such increase in the Revolving Credit Commitments, the aggregate amount of increased Commitments that have been effected pursuant to
Section 2.14 and this Section 2.15 shall not exceed $100,000,000 at any time and
(ii) any such increase shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof. At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (b) If the Revolving Credit Commitments are increased in accordance with this Section 2.15, the Administrative Agent and the Borrower shall determine the effective date

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

(the "Revolving Credit Commitments Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolving Credit Commitments Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Commitments Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching (A) the resolutions adopted by such Loan Party approving or consenting to such increase and (B) a pro forma Compliance Certificate demonstrating that, upon after giving pro forma effect to such increase, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Revolving Credit Commitments Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. On each Revolving Credit Commitments Increase Effective Date, each of the Lenders having a Revolving Credit Commitment prior to such Revolving Credit Commitments Increase Effective Date (the "Pre-Increase Revolving Lenders") shall assign to any Lender which is acquiring a new or additional Revolving Credit Commitment on the Revolving Credit Commitments Increase Effective Date (the "Post-Increase Revolving Lenders"), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans and participation interests in L/C Obligations and Swing Line Loans outstanding on such Revolving Credit Commitments Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in L/C Obligations and Swing Line Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to such increased Revolving Credit Commitments.

          (c) This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

                                   ARTICLE III
                TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

          3.01 Taxes. (a) Except as provided in this Section 3.01, any and all payments by the Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a

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

Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Agent and each Lender for
(i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

          (d) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required by the Borrower (and provided, that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change that is a change in Law).

          (e) If the forms provided by a Lender or an Agent pursuant to Section 10.15(a) at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement indicate a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon

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

withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this
Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

          (f) If any Lender or Agent determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (including any interest included in such refund) to the Borrower (to the extent that it determines that it can do so without prejudice to the retention of the refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower's request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided, that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

          (g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender's overall internal policies of general application and legal and regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c).

          3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent),

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prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to
Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

          3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

          3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from

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time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

          (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

          (d) The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

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          3.06 Matters Applicable to All Requests for Compensation. (a) A
certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

          (b) With respect to any Lender's claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender's Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

          (i) to the extent that such Lender's Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

          (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

          (d) If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

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          3.07 Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a "Non-Consenting
Lender" (as defined below in this Section 3.07), then the Borrower may, on ten
(10) Business Days' prior written notice to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees;
provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or
(ii) terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

          (b) Any Lender being replaced pursuant to Section 3.07(a) above shall
(i) execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption,
(i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

          (c) Notwithstanding anything to the contrary contained above, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

          (d) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required

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Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Non-Consenting Lender."

          3.08 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

          4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

               (i) executed counterparts of this Agreement and each Guaranty;

               (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

               (iii) the Security Agreement, duly executed by each Loan Party, together with:

                    (A) certificates representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                    (B) copies of proper financing statements, duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

                    (C) evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);

               (iv) the Intellectual Property Security Agreement, duly executed by each Loan Party, together with evidence that all action that the Administrative Agent in its reasonable judgment may deem reasonably necessary or desirable in

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          order to perfect and protect the Liens created under the Intellectual
          Property Security Agreement has been taken;

               (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

               (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

               (vii) an opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit J-1, and as to such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request;

               (viii) opinions of local counsel for the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit J-2, and as to such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request;

               (ix) a certificate signed by a Responsible Officer of the Borrower certifying that there has been no event or circumstance since December 31, 2002, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

               (x) a certificate of the Responsible Officer of each of Holdings and the Borrower certifying that (A) the "Consolidated EBITDA" as defined in, and calculated in accordance with, the Existing Credit Agreement after giving Pro Forma Effect to the Dairy Disposition of the Borrower and its Subsidiaries for the twelve-month period ended September 30, 2003 was not less than $141,800,000, (B) the ratio of Consolidated Funded Indebtedness of the Borrower and its Subsidiaries at the Closing Date to the "Consolidated EBITDA" as defined in, and calculated in accordance with, the Existing Credit Agreement after giving Pro Forma Effect to the Dairy Disposition of the Borrower and its Subsidiaries for the twelve-month period ended on the last day of the fiscal quarter ended September 30, 2003, was not greater than 5.65:1, and (C) the pro forma financial statements delivered pursuant to Section 5.05(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of the then existing conditions;

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               (xi) a certificate attesting to the Solvency of the Loan Parties
          (taken as a whole) after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

               (xii) the financial statements described in Sections 5.05(a), (b) and (d);

               (xiii) a certified copy of the Sponsor Management Agreement;

               (xiv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

               (xv) certified copies of the Merger Agreement, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request;

               (xvi) (A) copies of certificates of merger or other confirmation reasonably satisfactory to the Lenders to be filed with the Secretary of State of the State of Delaware for each Merger, (B) confirmation from the Target Company and the Company, or their respective counsel that such certificates are to be so filed immediately after such confirmation and (C) on the Closing Date, but after the consummation of the Transaction, certified copies of such certificates of the consummation of the First Merger and the Second Merger from the Secretary of State of the State of Delaware;

               (xvii) an assumption agreement in substantially the form of Exhibit K hereto (the "Assumption Agreement"), duly executed by the Surviving Corporation in connection with the Mergers;

               (xviii) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension; and

               (xix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

          (b) All fees and expenses required to be paid on or before the Closing Date shall have been paid in full in cash.

          (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party or any of its Subsidiaries, threatened before any Governmental Authority or arbitrator that could be reasonably likely to have a Material Adverse Effect.

          (d) All governmental authorizations and all material third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Administrative Agent) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any Governmental

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     Authority (including, without limitation, the expiration of the requisite waiting period under the Hart Scott-Rodino Antitrust Improvements Act of
     1975), and no Law shall be applicable in the reasonable judgment of the Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction.

          (e) The information contained in the Information Memorandum, as supplemented to the Closing Date and taken as a whole, shall be complete and correct in all material respects, and no changes, occurrences or developments shall have occurred, and no information shall have been received or discovered by the Administrative Agent that, either individually or in the aggregate, could reasonably be expected to (1) have (or have had) a material adverse effect on business, operations, assets, liabilities (actual or contingent), results of operations or condition (financial or otherwise) of the Consolidated Parties, taken as a whole, (2) adversely affect (or has adversely affected) the ability of the Borrower or any Guarantor to perform its obligations under any of the Loan Documents or
     (3) adversely affect (or has adversely affected) the rights and remedies of the Lenders under the applicable loan documentation.

          (f) The Merger Agreement shall be in full force and effect.

          (g) Simultaneously with the initial Credit Extension, the Equity Contributions, Acquisition and the First Merger shall be consummated in accordance with the terms of the Merger Agreement, without any waiver or amendment not reasonably satisfactory to the Administrative Agent, and in compliance with all applicable requirements of Law and, after giving effect to the Transaction, (i) at least 20% of the consolidated capitalization of Holdings shall be in the form of common Equity Interests and (ii) no less than 75% of such common Equity Interests shall have been contributed in cash (and not through any direct or indirect rollover of any direct or indirect Equity Interests in the Target Company).

          (h) Immediately following the First Merger, the Second Merger shall be consummated.

          (i) The Administrative Agent shall be reasonably be satisfied with (A) any amendments, modification and supplements to the Merger Agreement, and
     (B) all agreements, instruments and documents relating to each other aspect of the Transaction.

          (j) The Borrower shall have received at least (i) $150,000,000 in gross cash proceeds from the sale of the Senior Subordinated Notes and (ii) at least $135,000,000 in gross cash proceeds from the Senior Unsecured Term Loans.

          4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

          (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that

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     such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

          (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

          Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

          5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and the Merger Agreement to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and the Merger Agreement to which such Person is a party, and the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (except for Indebtedness to be repaid on the Closing Date in connection with the Transaction) to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction,

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writ or decree of any Governmental Authority or any arbitral award to which such
Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

          5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and, in the case of the Transactions, those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction. The Acquisition and the Mergers have been consummated in accordance with the Merger Agreement and, in all material respects, applicable Law.

          5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally and by general principles of equity.

          5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements fairly present in all material respects the financial condition of MFI and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2002 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by MFI or any of its consolidated Subsidiaries of any material part of the business or property of MFI or any of its consolidated Subsidiaries, taken as a whole, other than the Dairy Disposition and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of MFI or any of its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.

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          (b) The unaudited consolidated financial statements of MFI and its consolidated Subsidiaries for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarters (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1, and (ii) fairly present in all material respects the financial condition of MFI and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments. From such date to the Closing Date, except as set forth on Schedule 5.05, Holdings, MFI and their respective Subsidiaries have not incurred any material Indebtedness and other liabilities, direct or contingent, that, in accordance with GAAP, would be required to be disclosed in such financial statements, other than in connection with the Transactions and which are reflected in the pro forma financial statements delivered pursuant to clause
(d) below.

          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) The (i) condensed consolidated pro forma balance sheet of MFI and its Subsidiaries for the nine-month period ended September 30, 2003 and the related consolidated pro forma statement of operations of MFI and its Subsidiaries for the nine-month period then ended and (ii) the condensed consolidated statement of operations of MFI and its Subsidiaries for the twelve-month periods ended December 31, 2002 and September 30, 2003, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender, fairly present in all material respects the consolidated pro forma financial condition of MFI and its Subsidiaries as at such dates and the consolidated pro forma results of operations of MFI and its Subsidiaries for the period ended on such date, in each case, giving pro forma effect to the Transaction and the Dairy Disposition, all in accordance with GAAP and meet the requirements of Regulation S-X under the Securities Act of 1933, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1.

          (e) The consolidated forecasted balance sheets, statements of income and statements of cash flows of MFI and its Subsidiaries delivered to the Lenders pursuant to Section 4.01 or 5.05 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

          5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the

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Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.08 Ownership of Property; Liens. (a) Each Loan Party and each of its Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01.

          (b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, as of the Closing Date, showing as of the date hereof the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

          (c) Set forth on Schedule 5.08(c) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee as of the Closing Date, showing as of the date hereof the street address (to the extent available), county or other relevant jurisdiction, state, lessor and lessee.

          (d) Except as set forth in Schedule 5.08(b), Schedules 5.08(c) and 5.08(d), there are no other locations where any tangible personal property of any of the Loan Parties is or may be located (other than vehicles and assets temporarily in transit or sent for repair).

          5.09 Environmental Compliance. (a) There are no claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Except as specifically disclosed in Schedule 5.09 or except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except for such releases, discharges or disposal that were in material compliance with Environmental Laws.

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          (c) The Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (d) Except as specifically disclosed in Schedule 5.09, neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect..

          (e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) with such deductibles and covering such risks as are customarily carried by prudent companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

          5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.

          5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower and Holdings, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

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          (b) There are no pending or, to the knowledge of the Borrower and
Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.12(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          5.13 Subsidiaries; Equity Interests. As of the Closing Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01.

          5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

          5.15 Disclosure. The Borrower has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries

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or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

          5.16 Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.17 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.17 is a complete and accurate list of all IP Rights owned or used by each Loan Party and its Subsidiaries as of the Closing Date. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.18 Solvency. The Loan Parties, on a consolidated basis, are Solvent.

          5.19 Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

          5.20 Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the Lien in the Collateral created under the Collateral Documents have been

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duly made or taken or otherwise provided for in a manner reasonably acceptable to Administrative Agent and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

          5.21 Tax Shelter Regulations. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

          6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

          (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations,

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     shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

          (c) at the time of delivery of the financial statements provided for in Sections 6.01(a) and (b) above, divisional income statements for the egg products division, the potato products division and the refrigerated distribution division prepared in accordance with past practices; and

          (d) as soon as available, but in any event no later than forty-five
     (45) days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries on a quarterly basis for the remaining portion of the fiscal year following such fiscal year then ended.

          6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

          (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

          (b) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a "Notice of Intent to Cure") such Event of Default through capital contributions or the purchase of Equity Interests as contemplated pursuant to clause
     (b)(xxii) and the final proviso of the definition of "Consolidated EBITDA"; provided, that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

          (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing

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     or communication with the SEC under Section 13 or 15(d) of the Securities
     Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

          (d) promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

          (e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

          (f) promptly after the assertion or occurrence thereof, notice of any environmental action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

          (g) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report supplementing Schedule 5.17 and Schedules 5.08(b), 5.08(c) and 5.08(d) hereto, including, in the case of supplements to Schedules 5.08(b), 5.08(c) and 5.08(d), an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries since the delivery of the last supplements and a list and description of all real property acquired or leased since the delivery of the last supplements (including the street address (if available), county or other relevant jurisdiction, state, and (A) in the case of the owned real property, the record owner and (B) in the case of leases of property, lessor and lessee), and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);

          (h) promptly after the furnishing thereof, copies of all financial statements, forecasts, budgets or other similar information of Holdings furnished to the lenders or holders of any Permitted Holdco Debt;

          (i) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

          (j) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the

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     terms of the Loan Documents, as the Administrative Agent or any Lender may
     from time to time reasonably request.

          Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

          6.03 Notices. Promptly notify the Administrative Agent and each
Lender:

          (a) of the occurrence of any Default; and

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority (including in connection with any Food Industry Laws), (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws and or in respect of IP Rights, or (iv) the occurrence of any ERISA Event.

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

          6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities,including (a) all tax liabilities,

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assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

          6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Borrower and its Subsidiaries may consummate the Acquisition and the Mergers, (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

          6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

          6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

          6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom,

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and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower's expense; provided, further that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower's accountants.

          6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

          6.12 Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or the acquisition of any personal property or fee owned real property with a value in excess of $2,000,000 by any Loan Party, and such personal property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

          (i) in connection with the formation or acquisition of a Subsidiary, within thirty (30) days after such formation or acquisition or such longer period, not to exceed an additional thirty (30) days, as the Administrative Agent may agree in its sole discretion, (A) cause each such Subsidiary that is not a Foreign Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents, and (B) deliver (or cause such direct and indirect parent to deliver) certificates representing the Pledged Interests of such Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Administrative Agent, together with, if requested by the Administrative Agent, supplements to the Security Agreement with respect to the pledge of any Equity Interests or Indebtedness; provided, that only 65% of Equity Interests of any Foreign Subsidiary shall be required to be pledged as Collateral.

          (ii) within ten (10) days after such request, formation or acquisition, or such longer period, not to exceed an additional thirty (30) days, as the Administrative Agent may agree, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

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          (iii) within thirty (30) days after such request, formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not a Foreign Subsidiary to duly execute and deliver, to the Administrative Agent Mortgages, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, IP Security Agreement and Mortgages), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties,

          (iv) within thirty (30) days after such request, formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, take, and cause such Subsidiary that is not a Foreign Subsidiary or such parent to take, whatever action (including, without limitation, the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

          (v) within thirty (30) days after the request of the Administrative Agent, deliver to the Administrative Agent, a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request,

          (vi) as promptly as practicable after the request of the Administrative Agent, to the Administrative Agent with respect to each parcel of real property owned or held by a Subsidiary that is not a Foreign Subsidiary that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent and, to the extent available, surveys and environmental assessment reports, each, and

          (vii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security agreements; and

          (b) Notwithstanding the foregoing, the Administrative Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp,

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intangibles or other tax) are excessive in relation to the benefit to the
Lenders of the security afforded thereby.

          6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

          6.14 Further Assurances. (a) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

          (b) By the date that is forty-five (45) days after the Closing Date, as such time period may be extended, not to exceed an additional forty-five
     (45) days, in the Administrative Agent's sole discretion, the Borrower shall deliver the Mortgages covering the Real Properties duly executed by the appropriate Loan Party, together with:

          (i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

          (ii) fully paid American Land Title Association Lender's Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the "Mortgage Policies") in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the Real Properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by
     Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may deem reasonably necessary or desirable;

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          (iii) American Land Title Association/American Congress on Surveying
     and Mapping form surveys (to the extent available);

          (iv) opinions of local counsel for the Loan Parties in states in which the Real Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit J-3 hereto, and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

          (v) such other evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

          6.15 Interest Rate Hedging. Enter into prior to sixty (60) days following the Closing Date, and maintain at all times thereafter until the third anniversary date of the Closing Date, protection against fluctuations in interest rates pursuant to, as of such time, Eurodollar Rate Loans under this Agreement having twelve (12) month Interest Periods and, thereafter, one or more interest rate Swap Contracts with Persons reasonably acceptable to the Administrative Agent and providing coverage in a notional amount, together with the amount of Funded Debt of Holdings and its Subsidiaries on a consolidated basis that is bearing interest at a fixed rate, at least equal to 50% of the aggregate amount of all Funded Debt of Holdings and its Subsidiaries on a consolidated basis.

                                  Article VII
                               NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly:

          7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or authorize the filing under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, other than the following:

          (a) Liens pursuant to any Loan Document;

          (b) Liens existing on the date hereof and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) and proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

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          (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

          (i) Liens securing Indebtedness permitted under Sections 7.03(b)(v) and (b)(xv); provided, that (i) such Liens attach concurrently with or within one hundred and twenty (120) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases;

          (j) Liens arising from operation of the statutory trust under PACA or MWPDA or any comparable law, statute or regulation applicable to the Borrower and its Subsidiaries and their respective operations based on their businesses; provided, that such Liens do not secure past due account payable balances exceeding $10,000,000 in the aggregate at any one time outstanding, unless, in respect of any such account payables, (i) appropriate legal or administrative action has been commenced and is being diligently pursued or defended by the Borrower or the applicable Subsidiary and (ii) the ability of

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     the applicable vendor to enforce any such Lien provided under PACA or MWPDA has been stayed or otherwise legally prohibited during the pendency of such action;

          (k) Liens on "farm products" (as defined in the Food Security Act) to the extent, in the case of any such Lien, that such Lien (i) was created by the Person (but not Holdings or any of its Subsidiaries) which sold such property to the Borrower or any of its Subsidiaries and (ii) follows the property solely by reason of the provisions of the Food Security Act notwithstanding the transfer of title to such property to the Borrower or any of its Subsidiaries;

          (l) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its material Subsidiaries;

          (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (n) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (o) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and
     (o) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

          (p) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03(b)(vi) or (b)(vii);

          (q) Liens in favor of the Borrower or a Subsidiary of the Borrower securing Indebtedness permitted under Section 7.03(b)(iv);

          (r) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary,
     (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(b)(v), (ix), or (xii);

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          (s) Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (t) any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

          (u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

          (v) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

          (w) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (x) Permitted Encumbrances; and

          (y) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $20,000,000.

          7.02 Investments. Make or hold any Investments, except:

          (a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

          (b) loans or advances to officers, directors and employees of the Borrower and Subsidiaries (i) in an aggregate amount not to exceed $3,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes, and (ii) in connection with such Person's purchase of Equity Interests of Holdings or Investors LLC in an aggregate amount not to exceed $2,000,000;

          (c) Investments (i) by Holdings or any of its Subsidiaries in any Loan Party (including any new Subsidiary which becomes a Loan Party), and (ii) by any Subsidiary of Holdings that is not a Loan Party in any other such Subsidiary that is also not a Loan Party;

          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

          (e) Investments arising out of transactions permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06;

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          (f) Investments existing on the date hereof and set forth on Schedule
     7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this
     Section 7.02;

          (g) Investments in Swap Contracts permitted under Section 7.03;

          (h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

          (i) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided, that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a "Permitted Acquisition"):

               (A) each applicable Loan Party and any such newly created or acquired Subsidiary shall have complied with the requirements of
          Section 6.12;

               (B) the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to such sellers and all assumptions of Indebtedness in connection therewith, but excluding any Excluded Consideration) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this Section 7.02(i), shall not exceed $100,000,000;

               (C) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, (x) Holdings and its Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail, (y) at least $25,000,000 of the Revolving Credit Facility shall be available for the borrowing of Revolving Credit Loans; and

               (D) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any

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          such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

          (j) the Acquisition and the Mergers;

          (k) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

          (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

          (m) the licensing, sublicensing or contribution of IP Rights pursuant to joint marketing arrangements with Persons other than Holdings and its Subsidiaries;

          (n) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 7.06; and

          (o) so long as immediately after giving effect to any such Investment,
     (i) no Event of Default has occurred and is continuing and (ii) at least $25,000,000 of the Revolving Credit Facility shall be available for the borrowing of Revolving Credit Loans, other Investments not exceeding $65,000,000 in the aggregate in any fiscal year of the Borrower; provided, however, that, such amount may be increased by the sum of (A) the Net Cash Proceeds of Permitted Subordinated Indebtedness and (B) Permitted Equity Issuances in an aggregate amount not to exceed $75,000,000; provided, further, that, to the extent that any such Investment (or series of related Investments) made pursuant to this clause (o) consists of the contribution(s) or other transfer(s) of property (other than cash) having an aggregate net book value in excess of $5,000,000 to a Joint Venture for consideration less than the fair market value of such property, then the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating that, upon after giving Pro Forma Effect to such Investment(s), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11.

          7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) in the case of the Borrower:

               (i) Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities

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          pricing risks incurred in the ordinary course of business and consistent with prudent business practice and not for speculative purposes;

               (ii) Indebtedness evidenced by the Senior Subordinated Notes and any Permitted Refinancing thereof;

               (iii) Indebtedness evidenced by the Existing Notes remaining outstanding after giving effect to the consummation of the Existing Notes Tender Offer;

               (iv) Indebtedness evidenced by the Senior Unsecured Term Loans and any Permitted Refinancing thereof; and

               (v) Permitted Subordinated Indebtedness (A) in an aggregate amount not to exceed $25,000,000 at any time outstanding, and (B) in an aggregate amount in excess of $25,000,000 solely to the extent that such excess amounts are applied to prepay the Loans pursuant to
          Section 2.05(b)(iv);

          (b) in the case of the Borrower and its Subsidiaries:

               (i) Indebtedness of the Loan Parties under the Loan Documents;

               (ii) Indebtedness outstanding on the date hereof and listed on
          Schedule 7.03 and any modifications, refinancings, refundings, renewals or extensions thereof; provided, that (A) the amount of such Indebtedness is not increased at the time of such modification, refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to this Section 7.03, and (B) the terms and conditions (including, if applicable, as to collateral and subordination) of any such modified, extending, refunding or refinancing Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, extended, refunded or refinanced;

               (iii) Guarantees of the Borrower and its Subsidiaries in respect of Indebtedness of the Borrower or such Subsidiary otherwise permitted hereunder;

               (iv) Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) of any Subsidiary of the Borrower that is not a Loan Party owed to (1) any other Subsidiary of Holdings that is not a Loan Party or (2) Holdings or a Loan Party in respect of an Investment permitted under Section 7.02(c) or Section 7.02(o), and (C) of any Loan Party to any Subsidiary of Holdings which is not a Loan Party; provided, that all such Indebtedness of any Loan Party in this clause (iv)(C) must be expressly subordinated to the Obligations;

               (v) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial

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          development bond and similar financings) to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000;

               (vi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding $20,000,000;

               (vii) Indebtedness in respect of Swap Contracts designed to hedge against foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

               (viii) Indebtedness (other than for borrowed money) subject to Liens permitted under Section 7.01;

               (ix) Indebtedness of the Borrower and its Subsidiaries (A) assumed in connection with any Permitted Acquisition or (B) owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis, in each case, so long as both immediately prior and after giving effect thereto, (x) no Event of Default shall exist or result therefrom, and (y) Holdings and its Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, after giving effect to such Permitted Acquisition and the incurrence or issuance of such Indebtedness and any Permitted Refinancing thereof;

               (x) Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries;

               (xi) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or Investors LLC permitted by Section 7.06;

               (xii) Indebtedness incurred by the Borrower or its Subsidiaries in a Permitted Acquisition or Disposition under agreements providing for the adjustment of the purchase price or similar adjustments;

               (xiii) Indebtedness consisting of obligations of the Borrower or its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions in an aggregate amount not to exceed $5,000,000;

               (xiv) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts; and

               (xv) Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

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

          (c) in the case of the Holdings:

               (i) Indebtedness under the Loan Documents;

               (ii) Guarantees of the Senior Unsecured Term Loans;

               (iii) unsecured Indebtedness of Holdings that ("Permitted Holdco Debt") (A) is not subject to any Guarantee by the Borrower or any of its Subsidiaries, (B) will not mature prior to the date that is ninety-one (91) after the Maturity Date of the Term Facility, (C) has no scheduled amortization or payments of principal, (D) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least five (5) years from the date of the issuance or incurrence thereof, and (E) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those contained in the Senior Subordinated Notes Indenture, taken as a whole (other than provisions customary for senior discount notes of a holding company); provided, any such Indebtedness shall constitute Permitted Holdco Debt only if (i) both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing,
          (ii) after giving Pro Forma Effect to the issuance or incurrence thereof, the Holdings Consolidated Leverage Ratio shall be less than 6.00: 1.00 and the Leverage Ratio shall be less than 4.25: 1.00, (iii) if the amount of such Indebtedness issued or incurred in any fiscal quarter exceeds $5,000,000, the Chief Financial Officer of Holdings or the Borrower shall have delivered an officer's certificate demonstrating Pro Forma Compliance with the covenants set forth in
          Section 7.11 in form and substance reasonably satisfactory to the Administrative Agent, it being understood that any capitalized or paid-in-kind interest or accreted principal on such Indebtedness shall not constitute an issuance or incurrence of Indebtedness for purposes of this proviso;

               (iv) unsecured Guarantees of obligations of its Subsidiaries in the ordinary course of business;

               (v) Indebtedness permitted pursuant to clause (b)(iv) above;

               (vi) Indebtedness owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis so long as, if applicable, Holdings complies with the proviso in Section 7.06(f)(v) (whether or not any Restricted Payment is made to Holdings); and

               (vii) Indebtedness of the type described in Sections 7.03(b)(viii), (xi) and (xii).

          7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or

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

substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

          (a) any Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction), provided, that the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent, or (ii) any one or more other Subsidiaries, provided, that when any Guarantor is merging with another Subsidiary, (A) the Guarantor shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;

          (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided, that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

          (c) any Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of
     Section 6.12 or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02;

          (d) the Borrower and its Subsidiaries may consummate the Acquisition and the Mergers; and

          (e) a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to
     Section 7.05.

          7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used in the conduct of the business of the Borrower and its Subsidiaries;

          (b) Dispositions of inventory in the ordinary course of business;

          (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

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

          (d) Dispositions of property by any Subsidiary to the Borrower or to a Subsidiary; provided, that if the transferor of such property is a Guarantor (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

          (e) Dispositions permitted by Sections 7.04 and 7.06 (solely with respect to reissuances of Equity Interests of treasury stock of Holdings);

          (f) Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions; provided, that (i) the fair market value of all property so Disposed of shall not exceed $25,000,000 from and after the Closing Date and (ii) the purchase price for such property shall be paid to the Borrower or such Subsidiary for not less than 75% cash consideration;

          (g) Dispositions of Cash Equivalents;

          (h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

          (i) licensing or sublicensing of IP Rights in the ordinary course of business on customary terms;

          (j) intercompany sales of property in the ordinary course of business;

          (k) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries;

          (l) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event; and

          (m) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (m) shall not exceed $50,000,000 and (iii) the purchase price for such property shall be paid to the Borrower or such Subsidiary for not less than 75% cash consideration;

provided, however, that (x) any Disposition of any property pursuant to this
Section 7.05 (except pursuant to Sections 7.05(d), (e), (h) and (j)), shall be for no less than the fair market value of such property at the time of such Disposition and (y) if the net book value of any property subject to any Disposition pursuant to Section 7.05(f) or (m) exceeds $5,000,000, prior to any Disposition of such property pursuant to Section 7.05(f) or (m), the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens

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

created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

          (a) each Subsidiary may make Restricted Payments to the Borrower and to Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests);

          (b) Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

          (c) so long as no Default shall have occurred and be continuing or would result therefrom, Holdings (and, from and after a Qualifying IPO of the Borrower, the Borrower) may make Restricted Payments with the proceeds received from any Permitted Equity Issuance or Permitted Subordinated Debt to the extent not required to prepay the Loans pursuant to Section 2.05(b);

          (d) the Borrower may make Restricted Payments made on the Closing Date to consummate the Acquisition, the Mergers and the other Transactions;

          (e) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into transactions expressly permitted by Section
     7.04 or 7.08;

          (f) any Subsidiary of Holdings may make Restricted Payments to
     Holdings:

               (i) the proceeds of which will be used to pay the tax liability for the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings attributable to the Borrower and its Subsidiaries determined as if the Borrower and its Subsidiaries filed separate separately;

               (ii) the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to Investors LLC to enable it to pay) operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $500,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Borrower and its Subsidiaries;

               (iii) the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to Investors LLC to enable it to pay) franchise taxes;

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

               (iv) the proceeds of which will be used to repurchase the Equity Interests of Holdings (or to make a Restricted Payment to Investors LLC to enable it to repurchase it's Equity Interest) from directors, employees or members of management of Holdings or any Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $3,000,000 in any calendar year plus the proceeds of any key-man life insurance maintained by Holdings or any of its Subsidiaries; provided, that the Borrower may carry-over and make in any subsequent calendar year or years, in addition to the amount for such calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $12,000,000;

               (v) to finance any Investment permitted to be made pursuant to
          Section 7.02; provided, that (A) such Restricted Payment shall be made concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Subsidiaries in order to consummate such Permitted Acquisition;

               (vi) repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants; and

          (g) in addition to the foregoing Restricted Payments, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount not to exceed (A) $1,000,000 (such amount to be increased to (x) $20,000,000 if the Leverage Ratio is less than 4.00: 1.00 and (y) $30,000,000 if the Leverage Ratio is less than 3.50: 1.00) plus (B) without duplication, 50% of Consolidated Net Income for the period (taken as one accounting period) commencing with the fiscal quarter ending March 31, 2004 and ending on the date of Holding's most recently ended fiscal quarter for which financial statements required to be delivered pursuant to Section 6.01(a) or (b) are available at the time of such Restricted Payment (or, if Consolidated Net Income for such period is negative, less 100% of such deficit) minus (C) the sum of all Restricted Payments made pursuant to the foregoing clause (B); provided, that if at any time, the amount of Restricted Payments described in clause (C) exceeds such percentage of Consolidated Net Income under clause (B), an amount equal to such excess shall reduce the amount, if any, then available under clause (A), but not less than an amount equal to $1,000,000; and

          (h) from and after a Qualifying IPO of the Borrower, the Borrower may make the Restricted Payments referred to in clauses (f)(iv), (f)(vi) or
     (g).

          7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

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          7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties, (b) on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Transactions, (d) so long as no Event of Default shall have occurred and be continuing under Section 8.01(f), the payment of fees to the Sponsor pursuant to the Sponsor Management Agreement, (e) equity issuances by Holdings permitted under Section 7.06, (f) loans and other transactions by Holdings and its Subsidiaries to the extent permitted under this Article VII, (g) customary fees may be paid to any directors of Holdings and reimbursement of reasonable out-of-pocket costs of the directors of Holdings, (h) Holdings and its Subsidiaries may enter into employment and severance arrangements with officers and employees in the ordinary course of business and (i) Holdings and its Subsidiaries may make payments pursuant to the tax sharing agreements among Holdings and its Subsidiaries.

          7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Guarantor which is a Subsidiary of the Borrower or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (i) on the date hereof, (ii) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (iii) representing Indebtedness of a Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, or (iv) in connection with any Disposition permitted by Section 7.05, and (b) of the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness or (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto.

          7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

          7.11 Financial Covenants. (a) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

------------------------------------------------------------------
Fiscal Year    March 31      June 30    September 30   December 31
------------------------------------------------------------------
    2004      5.95: 1.00   5.95: 1.00    5.95: 1.00     5.95: 1.00
------------------------------------------------------------------
    2005      5.75: 1.00   5.75: 1.00    5.50: 1.00     5.50: 1.00
------------------------------------------------------------------

------------------------------------------------------------------
    2006      5.25: 1.00   5.25: 1.00    5.00: 1.00     5.00: 1.00
------------------------------------------------------------------
    2007      5.00: 1.00   5.00: 1.00    4.50: 1.00     4.50: 1.00
------------------------------------------------------------------
    2008      4.50: 1.00   4.50: 1.00    4.25: 1.00     4.25: 1.00
------------------------------------------------------------------
    2009      4.25: 1.00   4.25: 1.00    4.00: 1.00     4.00: 1.00
------------------------------------------------------------------
    2010      4.00: 1.00   4.00: 1.00    4.00: 1.00     4.00: 1.00
------------------------------------------------------------------

          (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower as set forth below to be less than the ratio set forth below opposite such fiscal quarter:

------------------------------------------------------------------
Fiscal Year    March 31      June 30    September 30   December 31
------------------------------------------------------------------
   2004       2.10: 1.00   2.10: 1.00    2.10: 1.00     2.10: 1.00
------------------------------------------------------------------
   2005       2.15: 1.00   2.15: 1.00    2.25: 1.00     2.25: 1.00
------------------------------------------------------------------
   2006       2.25: 1.00   2.25: 1.00    2.25: 1.00     2.50: 1.00
------------------------------------------------------------------
   2007       2.50: 1.00   2.50: 1.00    2.50: 1.00     2.75: 1.00
------------------------------------------------------------------
   2008       2.75: 1.00   2.75: 1.00    2.75: 1.00     2.75: 1.00
------------------------------------------------------------------
   2009       3.00: 1.00   3.00: 1.00    3.00: 1.00     3.00: 1.00
------------------------------------------------------------------
   2010       3.00: 1.00   3.00: 1.00    3.00: 1.00     3.00: 1.00
------------------------------------------------------------------

          7.12 Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders.

          7.13 Accounting Changes. Make any change in fiscal year.

          7.14 Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Senior Unsecured Term Loans, the Senior Subordinated Notes, any Permitted Subordinated Indebtedness and any Permitted Holdco Debt (collectively, "Junior Financing") or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the prepayment of the Senior Unsecured Term Loans (other than any Permitted Refinancing thereof), to the extent paid out of Excess Cash Flow after prepayment required under Section 2.05(b)(i), (ii) the refinancing thereof with the Net Cash Proceeds of any further incurrence of Permitted Subordinated Indebtedness, Permitted Holdco Debt or Permitted Equity Issuance, in each case, to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b) and (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests), or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation.

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

          7.15 Amendment of Merger Agreement. Amend, modify or supplement the Merger Agreement or waive or otherwise consent to any change or departure from any of the terms or conditions of the Merger Agreement in any manner materially adverse to the Administrative Agent or the Lenders.

          7.16 Equity Interests of the Borrower and Subsidiaries. (a) (i) Permit the Borrower or any of its Subsidiaries to own directly or indirectly less than 90% of the Equity Interests of any of the Domestic Subsidiaries except as a result of or in connection with a dissolution, merger, consolidation or Disposition of a Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under Section 7.02;

          (ii) Permit the Borrower or any of its Subsidiaries to own directly or indirectly less than 90% of the Equity Interests of any of the Foreign Subsidiaries except (A) to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries, (B) in the case of Trilogy Egg Products Inc., a Canadian corporation, or (C) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under
Section 7.02, or

          (b) Create, incur, assume or suffer to exist any Lien on any Equity Interests of the Borrower (other than non-consensual Liens arising solely by operation of law).

          7.17 Holding Company. (a) In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower, the performance of the Loan Documents and any transactions that Holdings is permitted to enter into or consummate under this Article VII or (ii) incur any Indebtedness other than Indebtedness permitted pursuant to Section 7.03(c); or

          (b) Other than in connection with a Qualifying IPO, permit the Borrower to be a Subsidiary that is not wholly owned by Holdings.

          7.18 Designated Senior Debt. Designate any other Indebtedness of the Borrower or any of its Subsidiaries as "Designated Senior Debt" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Indenture or any other applicable Junior Financing Documentation.

                                  Article VIII
                         EVENTS OF DEFAULT AND REMEDIES

          8.01 Events of Default. Any of the following shall constitute an Event of Default:

          (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

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

          (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05 (solely with respect to Holdings and the Borrower) or 6.11 or Article VII; provided, that any Event of Default under Section 7.11 is subject to cure as contemplated by the last proviso set forth in the definition of "Consolidated EBITDA"; or

          (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or

          (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty
     (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

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          (h) Judgments. There is entered against any Loan Party or any
     Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or
     (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

          (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or

          (k) Change of Control. There occurs any Change of Control; or

          (l) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected first priority lien on and security interest in the Collateral covered thereby, subject to Liens permitted under Section 7.01; or

          (m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be "Designated Senior Debt" (or any comparable term) or "Senior Debt" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Indenture and any other applicable Junior Financing Documentation or (ii) the subordination provisions set forth in the Senior Subordinated Notes Indenture (or comparable provisions in any other Junior Financing Documentation) shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of the Senior Subordinated Notes or any other Junior Financing, if applicable.

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          8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

          8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section
     10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

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          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and the termination value under Secured Hedge Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

          Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

          Sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                      ADMINISTRATIVE AGENT AND OTHER AGENTS

          9.01 Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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          (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

          (c) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section
9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

          9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or

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performance of any of the agreements contained in, or conditions of, this
Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

          9.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

          9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their

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possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent the L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify the L/C Issuer in accordance with this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

          9.08 Agents in their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity

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Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

          9.09 Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent," shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

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          9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

          9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

          (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

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          (b) to subordinate any Lien on any property granted to or held by the
     Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

          (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

          9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "co-syndication agent," "co-documentation agent", "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          9.13 Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Administrative Agent" and collectively as "Supplemental Administrative Agents").

          (b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and

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only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section
9.07 (obligating the Borrower to pay the Administrative Agent's expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

          (c) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

                                   ARTICLE X
                                  MISCELLANEOUS

          10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section
     4.02 or the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

          (b) postpone any date scheduled for any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01)

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     any fees or other amounts payable hereunder or under any other Loan
     Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

          (d) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under such Facilities without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of Commitments, Loans and other Credit Extensions: (i) the class consisting of the Revolving Credit Commitment combined on an aggregate basis, and (ii) the class consisting of the Term Commitment combined on an aggregate basis;

          (e) change any provision of this Section 10.01, the definition of "Required Lenders" or Section 2.06(c) without the written consent of each Lender;

          (f) other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

          (g) other than in connection with a transaction permitted under
     Section 7.04 or 7.05, release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

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          10.02 Notices and Other Communications; Facsimile Copies. (a) General.
Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if

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(i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or
(ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

          10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Shearman & Sterling LLP, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within twenty (20) Business Days after invoiced or demand therefor. The agreements in this Section
10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

          10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs (which shall be limited to one (1) counsel to the Administrative Agent and the Lenders, unless (x) the interests of the Administrative Agent and the Lenders are sufficiently divergent, in which case one (1) additional counsel may be

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appointed, and (y) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one (1) additional counsel for such Lender or group of Lenders)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be payable within twenty (20) Business Days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally

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intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d),
(iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default in respect of Section 8.01(a) or (f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Revolving Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and

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recordation fee of $3,500 (except, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments); and (v) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that

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directly affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01,
3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided, such Participant agrees to be subject to
Section 2.13 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no Lender may pledge all or part of its rights to Highland Capital Management, L.P. or any its Affiliates or Subsidiaries.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 or 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

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          (h) Notwithstanding anything to the contrary contained herein, any
Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise, and (iii) no Lender may create a security interest in favor of Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries.

          (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to
Section 10.07(b), Bank of America may, (i) upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

          10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this
Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this

Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything (express or implied) herein or in any other Loan Document to the contrary, "Information" shall not include, and the Administrative Agent, each Lender and each Loan Party may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and thereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender or Loan Party relating to such tax treatment and tax structure.

          10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this
Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary does not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower's obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

          10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan

Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

          10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.15 Tax Forms. (a) (i) Each Lender and Agent that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "Foreign Lender") shall deliver to the Borrower and the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete,
(2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

          (iii) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a), (B) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (C) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided, that if such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

          (b) Each Lender and Agent that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "U.S. Lender") shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

          (c) If any Governmental Authority asserts that the Borrower or the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Foreign Lender or U.S. Lender, such Foreign Lender or U.S. Lender shall indemnify the Borrower and the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Borrower and the Administrative Agent under this Section 10.15, and costs and expenses (including Attorney Costs) of the Borrower and the Administrative Agent. The obligation of the Foreign Lenders or U.S. Lenders, severally, under this Section 10.15 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

          10.16 Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          10.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by
Section 7.04.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    THL FOOD PRODUCTS CO.


                                    By: /s/ John D. Reedy
                                        ----------------------------------------
                                    Name: John D. Reedy
                                    Title: Chief Financial Officer and Treasurer


                                    THL FOOD PRODUCTS HOLDING CO.


                                    By: /s/ John D. Reedy
                                        ----------------------------------------
                                    Name: John D. Reedy
                                    Title: Chief Financial Officer and Treasurer

                                    BANK OF AMERICA, N.A., as
                                    Administrative Agent


                                    By: /s/ Illegible
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    BANK OF AMERICA, N.A., as a Lender, L/C
                                    Issuer and Swing Line Lender


                                    By: /s/ Illegible
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    DEUTSCHE BANK SECURITIES INC.,
                                    as Co-Syndication Agent


                                    By: /s/ Illegible
                                        ----------------------------------------
                                    Name: Illegible
                                    Title: Director


                                    DEUTSCHE BANK SECURITIES INC.,
                                    as Co-Syndication Agent


                                    By: /s/ Illegible
                                        ----------------------------------------
                                    Name: Illegible
                                    Title: Managing Director

                                    UBS SECURITIES LLC,
                                    as Co-Syndication Agent


                                    By: /s/ John C. Crockett
                                        ----------------------------------------
                                    Name: John C. Crockett
                                    Title: Director

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Co-Documentation Agent


                                    By: /s/ W. Jerome McDermott
                                        ----------------------------------------
                                    Name: W. Jerome McDermott
                                    Title: Duly Authorized Signatory

                                    COOPERATIVE CENTRALE RAIFFEISEN -
                                    BOERENLEENBANK B.A., "RABOBANK
                                    INTERNATIONAL," NEW YORK BRANCH,
                                    as Co-Documentation Agent and as Lender


                                    By: /s/ Michael Laurie
                                        ----------------------------------------
                                    Name: Michael Laurie
                                    Title: Executive Director


                                    By: /s/ Brett Delfino
                                        ----------------------------------------
                                    Name: Brett Delfino
                                    Title: Executive Director

                                    LENDER

                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                    By: /s/ Chris Droussious
                                        ----------------------------------------
                                    Name: Chris Droussious
                                    Title: Vice President

                                    LENDER

                                    CAPITAL FARM CREDIT


                                    By: /s/ Robert P. Abbott
                                        ----------------------------------------
                                    Name: Robert P. Abbott
                                    Title: Vice President - Commercial Loans

                                    LENDER

                                    CREDIT INDUSTRIEL ET COMMERCIAL


                                    By: /s/ Sean Mounier
                                        ----------------------------------------
                                    Name: Sean Mounier
                                    Title: First Vice President


                                    By: /s/ Anthony Rock
                                        ----------------------------------------
                                    Name: Anthony Rock
                                    Title: Vice President

                                    LENDER

                                    DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH


                                    By: /s/ Scottye Lindsey
                                        ----------------------------------------
                                    Name: Scottye Lindsey
                                    Title: Vice President


                                    By: /s/ Mary Kay Coyle
                                        ----------------------------------------
                                    Name: Mary Kay Coyle
                                    Title: Managing Director

                                    LENDER

                                    FARM CREDIT BANK OF TEXAS


                                    By: /s/ Eric J. Paul
                                        ----------------------------------------
                                    Name: Eric J. Paul
                                    Title: Vice President

                                    LENDER

                                    FARM CREDIT SERVICES OF AMERICA, FLCA


                                    By: /s/ Steven L. Moore
                                        ----------------------------------------
                                    Name: Steven L. Moore
                                    Title: Vice President

                                    LENDER

                                    KZH CYPRESSTREE-1 LLC


                                    By: /s/ Susan Lee
                                        ----------------------------------------
                                    Name: Susan Lee
                                    Title: Authorized Agent

                                    LENDER

                                    KZH ING-2 LLC


                                    By: /s/ Susan Lee
                                        ----------------------------------------
                                    Name: Susan Lee
                                    Title: Authorized Agent

                                    LENDER

                                    KZH PONDVIEW LLC


                                    By: /s/ Susan Lee
                                        ----------------------------------------
                                    Name: Susan Lee
                                    Title: Authorized Agent

                                    LENDER

                                    KZH RIVERSIDE LLC


                                    By: /s/ Dorian Herrera
                                        ----------------------------------------
                                    Name: Dorian Herrera
                                    Title: Authorized Agent

                                    LENDER

                                    KZH SOLEIL LLC


                                    By: /s/ Dorian Herrera
                                        ----------------------------------------
                                    Name: Dorian Herrera
                                    Title: Authorized Agent

                                    LENDER

                                    KZH SOLEIL-2 LLC


                                    By: /s/ Dorian Herrera
                                        ----------------------------------------
                                    Name: Dorian Herrera
                                    Title: Authorized Agent

                                    LENDER

                                    KZH STERLING LLC


                                    By: /s/ Susan Lee
                                        ----------------------------------------
                                    Name: Susan Lee
                                    Title: Authorized Agent

                                    LENDER

                                    NATEXIS BANQUES POPULAIRES


                                    By: /s/ Tefta Ghilaga
                                        ----------------------------------------
                                    Name: Tefta Ghilaga
                                    Title: Vice President


                                    By: /s/ Kristen Brainard
                                        ----------------------------------------
                                    Name: Kristen Brainard
                                    Title: Associate

                                    LENDER

                                    NORTHWEST FARM CREDIT SERVICES, PCA


                                    By: /s/ Jim D. Allen
                                        ----------------------------------------
                                    Name: Jim D. Allen
                                    Title: Senior Vice President

                                    LENDER

                                    OAK BROOK BANK


                                    By: /s/ Henry Wessel
                                        ----------------------------------------
                                    Name: Henry Wessel
                                    Title: Vice President

                                    LENDER

                                    SUN TRUST BANK


                                    By: /s/ Michael Lapresi
                                        ----------------------------------------
                                    Name: Michael Lapresi
                                    Title: Director

                                    LENDER

                                    UBS LOAN FINANCE LLC


                                    By: /s/ Patricia O'Kicki
                                        ----------------------------------------
                                    Name: Patricia O'Kicki
                                    Title: Director


                                    By: /s/ Joselin Fernandes
                                        ----------------------------------------
                                    Name: Joselin Fernandes
                                    Title: Associate Director - Banking Products
                                           Services, U.S.

                                                                     EXHIBIT C-1

                                FORM OF TERM NOTE

                                                                     -----------

          FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises
to pay to                       or registered assigns (the "Lender"), in
          ---------------------
accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of November [_],2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, Holdings, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Agents named therein.

          The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under the Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

          This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                  Form of Note
                                       1

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                       MICHAEL FOODS, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                  Form of Note
                                       1

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                            Amount of     Outstanding
                                End of     Principal or    Principal
        Type of Amount of Interest Interest Paid Balance Notation Date Loan Made Loan Made Period This Date This Date Made By
----   ---------   ---------   --------   -------------   -----------   --------

 ---      ---         ---         ---          ---            ---          ---

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                                  Form of Note
                                       1

                                                                     EXHIBIT C-2

                          FORM OF REVOLVING CREDIT NOTE

                                                                     -----------

          FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises
to pay to                       or registered assigns (the "Lender"), in
          ---------------------
accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement,
dated as of November [   ],2003 (as amended, restated, extended, supplemented or
                      ---
otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, Holdings, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Agents named therein.

          The Borrower promises to pay interest on the aggregate unpaid principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under the Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent (or, in the case of Swing Line Loans, to the Swing Line Lender) for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

          This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                  Form of Note
                                       1

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                       MICHAEL FOODS, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                  Form of Note
                                       2

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                            Amount of     Outstanding
                                End of     Principal or    Principal
        Type of Amount of Interest Interest Paid Balance Notation Date Loan Made Loan Made Period This Date This Date Made By
----   ---------   ---------   --------   -------------   -----------   --------

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                                  Form of Note
                                       3

                                                                     EXHIBIT F-1

                             FORM OF PARENT GUARANTY

          PARENT GUARANTY dated as of November 20, 2003 (the "Guaranty") made by THL FOOD PRODUCTS HOLDING CO., a Delaware corporation (the "Guarantor"), in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                              PRELIMINARY STATEMENT

          THL Food Products Co., a Delaware corporation (the "Borrower"), and a wholly owned subsidiary of the Guarantor, is party to a Credit Agreement dated as of November 20, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the Guarantor, certain Lenders party thereto, Bank of America, N.A., as the L/C Issuer, the Swing Line Lender and the Administrative Agent, and the other Agents named therein. The Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time that the Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Guarantor hereby agrees as follows:

          Section 1. Guaranty. (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document (including reasonable fees, expenses and disbursements of any law firm or other external counsel to the Administrative Agent). Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or the Subsidiary Guaranty or any other guaranty, the Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

          (d) The Guarantor acknowledges that the Administrative Agent may, in accordance with the Loan Documents, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against the Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (f) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

          Section 4. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Maturity Date shall have occurred and
(iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

          Section 5. Payments Free and Clear of Taxes, Etc. Any and all payments by the Guarantor under this Guaranty or any other Loan Document shall be made, in accordance with the terms of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes.

          Section 6. Representations and Warranties. The Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to the Guarantor and the Guarantor hereby further represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) The Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

          Section 7. Covenants. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment or any Secured Hedge Agreement shall be in effect, the Guarantor will perform and observe, and cause the Borrower and each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause its Subsidiaries to perform or observe

          Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change any provision of this Section 8.

          Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to the Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in
Section 10.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

          Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 8.02, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

          Section 12. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Maturity Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          Section 13. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

          Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE

COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          (c) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, DEMAND OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       THL FOOD PRODUCTS HOLDING CO.

                                       By
                                           -------------------------------------
                                           Title: Chief Financial Officer and
                                                  Treasurer

                                                                     EXHIBIT F-2

                           FORM OF SUBSIDIARY GUARANTY

          SUBSIDIARY GUARANTY dated as of November 20, 2003 (the "Guaranty") made by the Persons listed on the signature pages hereof under the caption "Subsidiary Guarantors" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "Guarantors" and, individually, each a "Guarantor") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                              PRELIMINARY STATEMENT

          THL Food Products Co., a Delaware corporation (the "Borrower"), is party to a Credit Agreement dated as of November 20, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with THL Food Products Holding Co., certain Lenders party thereto, Bank of America, N.A., as the L/C Issuer, the Swing Line Lender and the Administrative Agent, and the other Agents named therein. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time that each Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

          Section 15. Guaranty; Limitation of Liability. (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document (including reasonable fees, expenses and disbursements of any law firm or other external counsel to the Administrative Agent). Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 8.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or the Parent Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and Holdings so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          Section 16. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 17. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such

Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor acknowledges that the Administrative Agent may, in accordance with the Loan Documents, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

          Section 18. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If

(i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Maturity Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

          Section 19. Payments Free and Clear of Taxes, Etc. Any and all payments by any Guarantor under this Guaranty or any other Loan Document shall be made, in accordance with the terms of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes.

          Section 20. Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

          Section 21. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

          Section 22. Amendments, Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and the Guarantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Secured

Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (b) postpone any date fixed for payment hereunder or (c) change any provision of this Section 8. Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

          (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "Guaranty Supplement"), (i) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and
(ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Subsidiary Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

          Section 23. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          Section 24. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 25. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 8.02, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such

Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

          Section 26. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Maturity Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          Section 27. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

          Section 28. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          (c) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                      MICHAEL FOODS OF DELAWARE, INC.


                                      By
                                         --------------------------------------
                                         Title: Executive Vice President,
                                         Chief Financial Officer and Treasurer


                                      CASA TRUCKING, INC.


                                      By
                                         --------------------------------------
                                         Title: Chief Financial Officer and
                                         Vice President - Finance


                                      CRYSTAL FARMS REFRIGERATED
                                      DISTRIBUTION COMPANY


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance


                                      KMS DAIRY, INC.


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance


                                      MINNESOTA PRODUCTS, INC.


                                      By
                                         --------------------------------------
                                         Title: Chief Financial Officer and
                                         Vice President - Finance


                                      NORTHERN STAR CO.


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance


                                      PAPETTI'S HYGRADE EGG PRODUCTS, INC.


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance


                                      M.G. WALDBAUM COMPANY


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance

                                      FARM FRESH FOODS, INC.


                                      By
                                         --------------------------------------
                                         Title: Chief Financial Officer and
                                         Vice President - Finance


                                      PAPETTI ELECTROHEATING CORPORATION


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance


                                      WFC, INC.


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance


                                      WISCO FARM COOPERATIVE


                                      By
                                         --------------------------------------
                                         Title: Vice President - Finance

                                                                       Exhibit A
                                                                          To The
                                                             Subsidiary Guaranty

                     FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                                                              --------- --, ----

          Bank of America, N.A., as Administrative Agent
[Address of Administrative Agent]

          Attention:
                     ---------

              Credit Agreement dated as of November 20, 2003 among
         THL Food Products Co., a Delaware corporation (the "Borrower"),
                         THL Food Products Holding Co.,
                   the Lenders party to the Credit Agreement,
                             Bank of America, N.A.,
         as the L/C Issuer, Swing Line Lender and Administrative Agent,
               and the other Agents party to the Credit Agreement

          Ladies and Gentlemen:

          Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement (the "Guaranty Supplement"), being the "Subsidiary Guaranty"). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Guarantors absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

          (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Subsidiary Guaranty, the Parent Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "Additional Guarantor" or a "Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Subsidiary Guarantor" or a "Loan Party" shall also mean and be a reference to the undersigned.Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          (c) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF

ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                                                  Very truly yours,
                                                  [NAME OF ADDITIONAL GUARANTOR]


                                                  By
                                                     ---------------------------

                                                                       EXHIBIT G

                           FORM OF SECURITY AGREEMENT

          SECURITY AGREEMENT dated November 20, 2003 made by THL FOOD PRODUCTS CO., a Delaware corporation (the "Borrower"), THL FOOD PRODUCTS HOLDING CO., a Delaware corporation ("Holdings"), the other Persons listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Borrower, Holdings, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), to BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with any successor administrative agent, the "Administrative Agent") for the Secured Parties.

          PRELIMINARY STATEMENTS.

          (1) The Borrower has entered into a Credit Agreement dated of even date herewith (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with Holdings, the Lenders, the L/C Issuer and the Agents.

          (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

          (3) It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

          (4) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

          (5) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations). "UCC" means the Uniform Commercial Code as defined in the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

          Section 6. Grant of Security. Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

          (a) all Accounts;

          (b) all cash and Cash Equivalents;

          (c) all Chattel Paper;

          (d) all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule IV hereto);

          (e) all Deposit Accounts;

          (f) all Documents;

          (g) all Equipment;

          (h) all Farm Products;

          (i) all Fixtures;

          (j) all General Intangibles;

          (k) all Goods;

          (l) all Instruments;

          (m) all Inventory;

          (n) all Letter-of-Credit Rights;

          (o) the following (the "Security Collateral"):

          (i) all indebtedness evidenced by promissory notes or other instruments from time to time owed to such Grantor (the "Pledged Debt"), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (ii) all Equity Interests from time to time acquired, owned or held by such Grantor in any manner, including, without limitation, the Equity Interests of each Grantor set forth opposite such Grantor's name on and otherwise described on Schedule II (such Equity Interests, together with the Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; provided that such Grantor shall not be required to pledge, and the terms "Pledged Equity" and "Security Collateral" used in this Agreement shall not include any Equity Interests in any Foreign Subsidiary acquired, owned or otherwise held by such Grantor which, when aggregated with all of the other shares of stock in such Foreign Subsidiary pledged by such Grantor, would result in more than 65% of the shares of stock in such Foreign Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the "Voting Foreign Stock") being pledged to the Administrative Agent, on behalf of the Secured Parties under this Agreement; provided, further, that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary not entitled to vote (within the meaning of Treasury Regulation
     Section 1.956-2(c)(2) promulgated under the Code) (the "Non-Voting Foreign Stock") shall be pledged by such Grantor; and

          (iii) all Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

          (p) all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (all such Collateral being the "Agreement Collateral"), but excluding any contract or agreement to the extent that (but only as long as) the terms thereof prohibit the assignment of, or granting a security interest in, such contract or agreement (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be subject to the security interests created by this Agreement and (ii) such excluded contact or agreement shall otherwise be subject to the security interests created by this Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof);

          (q) the following (collectively, the "Intellectual Property Collateral"):

          (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto ("Patents");

          (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");

          (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered ("Copyrights");

          (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("Computer Software");

          (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

          (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit C hereto (an "IP Security Agreement Supplement") executed by such Grantor to the Administrative Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

          (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

          (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary ("IP Agreements"); and

          (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

          (r) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

          (s) and all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

          (t) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

          Section 7. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations").

          Section 8. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          Section 9. Delivery and Control of Security Collateral. (a) All certificates representing or evidencing the Pledged Equity and all instruments representing or evidencing the Pledged Debt in an aggregate principal amount in excess of $3,000,000 shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. During the continuation of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to i. transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), 2. exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and 3. convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral consisting of financial assets held directly by the Administrative Agent, and to convert Security Collateral consisting of financial assets held directly by the Administrative Agent to Security Collateral consisting of financial assets credited to any Securities Account.

          (b) During the continuation of an Event of Default, promptly upon the request of the Administrative Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or
(ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Administrative Agent. During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, promptly upon the request of the Administrative Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

          (c) During the continuation of an Event of Default, promptly upon the request of the Administrative Agent, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

          Section 10. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender shall have any Commitment:

          (a) During the continuation of an Event of Default, promptly upon the request of the Administrative Agent, each Grantor will maintain all (i) Electronic Chattel Paper so that the Administrative Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and
(ii) all transferable records so that the Administrative Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA"); and

          (b) Each Grantor will give prompt notice to the Administrative Agent of any Commercial Tort Claim that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

          Section 11. Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.

          (b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedules 5.08(b), (c) and (d) to the Credit Agreement. All Pledged Equity consisting of certificated securities have been delivered to the Administrative Agent in accordance herewith.

          (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under Section 7.01 of the Credit Agreement.

          (d) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.

          (e) The Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

          (f) Upon the filing of appropriate financing statements, all actions necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the Uniform Commercial Code shall have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in such Collateral of such Grantor, securing the payment of the Secured Obligations.

          (g) Except as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral:

          (i) To the Grantor's knowledge, the operation of such Grantor's business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

          (ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

          (iii) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral.

          (iv) To such Grantor's knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

          (v) To such Grantor's knowledge, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

          Section 12. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will, upon the Administrative Agent's reasonable request, promptly with respect to Collateral of such Grantor: i. if any such Collateral shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;
(ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) deliver and pledge to the Administrative Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) during the continuation of an Event of Default take all action necessary to ensure that the Administrative Agent has control of Collateral consisting of Deposit Accounts, Electronic Chattel Paper, Investment Property, Letter of Credit Rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; and (v) deliver to the Administrative Agent evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

          (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

          Section 13. As to Equipment and Inventory. Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as required under the Credit Agreement. Each Grantor will promptly furnish to the Administrative Agent a statement respecting any loss or damage exceeding $1,000,000 to any of the Equipment or Inventory of such Grantor.

          Section 14. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Agreement without first giving at least 10 days' (or such lesser period of time as the Administrative Agent may agree) prior written notice to the Administrative Agent and taking all action required by the Administrative Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

          (b) During the continuation of an Event of Default, if any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, upon the request of the Administrative Agent such Grantor will
(i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Administrative Agent's account subject only to the Administrative Agent's instructions, (iii) use commercially reasonable efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Administrative Agent's benefit and shall act solely on the instructions of the Administrative Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Administrative Agent.

          (c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Administrative Agent's direction during the continuation of an Event of Default, may take) such commercially reasonable action as such Grantor (or the Administrative Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Administrative Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Accounts, of the assignment of such Accounts, to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts, of such Grantor shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no an Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 8.03 of the Credit Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Accounts to any other indebtedness or obligations of the Obligor thereof.

          Section 15. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except to the extent failure to act could not reasonably be expected to cause a Material Adverse Effect.

          (b) Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

          (c) Except where failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor shall take all commercially reasonable steps which it or the Administrative Agent (during the continuation of an Event of Default) deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

          (d) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Administrative Agent (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Administrative Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

          (e) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(q) that is not on the date hereof a part of the Intellectual Property Collateral ("After-Acquired Intellectual Property") (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall give prompt written notice to the Administrative Agent identifying the After-Acquired Intellectual Property, and such Grantor shall, concurrently with the delivery of financial statements under Section 6.01(b) of the Credit Agreement, execute and deliver to the Administrative Agent, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Administrative Agent (an "IP Security Agreement Supplement") covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

          Section 16. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose other than originate Entitlement Orders with respect to any Securities Account or Commodity Account; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

               (1) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

               (2) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

               (3) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

               (iii) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

               (b) Upon the occurrence and during the continuance of an Event of
Default:

               (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to
          Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

               (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

               (iii) The Administrative Agent shall be authorized to exercise exclusive control over all Deposit Accounts, Securities Accounts and Commodity Accounts.

          Section 17. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

          (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (subject to Section 1(o)(ii) with respect to Voting Foreign Stock).

          Section 18. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Administrative Agent's discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Administrative Agent,

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above, and

          (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

          Section 19. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 17.

          Section 20. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

          Section 21. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or to the extent lawful and permitted leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral,
(B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Deposit Accounts and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

          (c) The Administrative Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to any Deposit Account.

          (d) If the Administrative Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this
Section 16, each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

          (e) The Administrative Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 16, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

          (f) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection
(d) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Administrative Agent shall demand compliance with subsection (d) above.

          Section 22. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or breach of this Agreement by the Secured Party.

          (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

          Section 23. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I through IV attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through IV, respectively, hereto, and the Administrative Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

          Section 24. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 10.02 of the Credit Agreement, if to the Administrative Agent, at its address specified in Section 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

          Section 25. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section
10.07 of the Credit Agreement.

          Section 26. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Administrative Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Administrative Agent a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request.

          (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Maturity Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          Section 27. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          Section 28. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

          Section 29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            THL FOOD PRODUCTS CO.


                                            By
                                               ---------------------------------
                                               Title: Chief Financial Officer
                                               and Treasurer

                                            Address for Notices:

                                               ---------------------------------

                                               ---------------------------------


                                            THL FOOD PRODUCTS HOLDINGS CO.


                                            By
                                               ---------------------------------
                                               Title: Chief Financial Officer
                                               and Treasurer

                                            Address for Notices:

                                               ---------------------------------

                                               ---------------------------------


                                            MICHAEL FOODS OF DELAWARE, INC.


                                            By
                                               ---------------------------------
                                               Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Treasurer

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer

                                            CASA TRUCKING, INC.


                                            By
                                               ---------------------------------
                                               Title: Chief Financial Officer
                                               and Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            CRYSTAL FARMS REFRIGERATED
                                            DISTRIBUTION COMPANY


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            KMS DAIRY, INC.


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer

                                            MINNESOTA PRODUCTS, INC.


                                            By
                                               ---------------------------------
                                               Title: Chief Financial Officer
                                               and Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            NORTHERN STAR CO.


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            PAPETTI'S HYGRADE EGG PRODUCTS, INC.


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            M.G. WALDBAUM COMPANY


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer

                                            FARM FRESH FOODS, INC.


                                            By
                                               ---------------------------------
                                               Title: Chief Financial Officer
                                               and Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            PAPETTI ELECTROHEATING CORPORATION


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            WFC, INC.


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer


                                            WISCO FARM COOPERATIVE


                                            By
                                               ---------------------------------
                                               Title: Vice President - Finance

                                            Address for Notices:
                                            c/o Michael Foods, Inc.
                                            301 Carlson Parkway, Suite 400
                                            Minnetonka, Minnesota 55305
                                            Attn: Mark Witmer

                                                                       EXHIBIT H

                                FORM OF MORTGAGE

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

                                   by and from

                            [MORTGAGOR], "Mortgagor"

                                       to

                             BANK OF AMERICA, N.A.,
                      in its capacity as Agent, "Mortgagee"

                        Dated as of               , 2003
                                    --------------

     [insert only if mortgage is capped: THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS SECURED BY OR WHICH BY ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE
                             IS $               .]
                                 ---------------

                              Location:
                              Municipality:
                              County:
                              State:

            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN

                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                             Shearman & Sterling LLP
                              599 Lexington Avenue
                          New York, New York 10022-6069
                       Attention: Malcolm M. Kratzer, Esq.
                                 File #8724-373

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND
FIXTURE FILING ([STATE]) (this "Mortgage") is dated as of               , 2003
                                                          --------------
by and from [MORTGAGOR], a [                   ] [                   ]
                            -------------------   -------------------
("Mortgagor"), whose address is [                    ] to BANK OF AMERICA, N.A.,
                                 --------------------
a national association, as administrative agent (in such capacity, "Agent") for the Secured Parties as defined in the Credit Agreement (defined below), having an address at Independence Center, 15th Floor, NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255 (Agent, together with its successors and assigns, "Mortgagee").

[insert only if mortgage is capped: ANY PROVISION HEREIN TO THE CONTRARY NOTWITHSTANDING, THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS SECURED BY OR WHICH
BY ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS $[           ] (THE
                                                        -----------
"SECURED AMOUNT").]

DEFINITIONS

Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated as of even date herewith, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the "Credit Agreement"), among THL Food Products Co. and M-Foods Holdings, Inc. (collectively, "Borrower"), THL Food Products Holding Co. and the other Secured Parties identified therein. As used herein, the following terms shall have the following meanings:

"Event of Default": An Event of Default under and as defined in the Credit Agreement.

"Indebtedness": (1) All indebtedness of Mortgagor to Mortgagee or any of the other Secured Parties under the Credit Agreement or any other Loan Document to which Mortgagor is a party, including, without limitation (except as otherwise set forth in Section 1(b) of the Subsidiary Guaranty), the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Loan Documents, (b) principal, interest and other amounts which may hereafter be lent by Mortgagee or any of the other Secured Parties under or in connection with the Credit Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (c) obligations and liabilities of any nature now or hereafter existing under or arising in connection with Letters of Credit and other extensions of credit under the Credit Agreement or any of the other Loan Documents and reimbursement obligations in respect thereof, together with interest and other amounts payable with respect thereto, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the other Secured Parties under documents which recite that they are intended to be secured by this Mortgage. The Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Secured Parties, all upon satisfaction of certain conditions stated in the Credit Agreement. [use only if mortgage is capped: Subject to the provisions of Section 2.2, this] [This] Mortgage secures all advances and re-advances under the Credit Agreement, including, without limitation, those under the revolving credit facility contained therein.

"Mortgaged Property": The fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate in such real property as hereafter may be acquired by Mortgagor (the "Land"), and all of Mortgagor's right, title and interest in and to (1) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "Improvements"; the Land and Improvements are collectively referred to as the "Premises"), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (3) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "Personalty"), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "Deposit Accounts"),
(5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) to which Mortgagor is a party which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases"), (6) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (7) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements"), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds payable to Mortgagor with respect to the Mortgaged Property (the "Tax Refunds"), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "Insurance"), and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the "Condemnation Awards"). As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

"Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Credit Agreement and the other Loan Documents to which it is a party.

"Permitted Liens": Liens described in Sections 7.01 of the Credit Agreement.

"UCC": The Uniform Commercial Code of [STATE] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [STATE], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

GRANT [INSERT ONLY IF MORTGAGE IS CAPPED: ; REVOLVING LOAN]

Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee the Mortgaged Property, subject, however, only to the matters that are set forth on Exhibit B attached hereto (the "Permitted Encumbrances") and to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

Treatment of Borrowings and Repayments. [insert only if mortgage is capped:
Pursuant to the Credit Agreement, the amount of the Indebtedness may increase and decrease from time to time as the Secured Parties advance, Borrower repays, and the Secured Parties re-advance sums pursuant to the Credit Agreement. For purposes of this Mortgage, so long as the balance of the Indebtedness equals or exceeds the Secured Amount, the amount of the Indebtedness secured by this Mortgage shall at all times equal only the Secured Amount. Such Secured Amount represents only a portion of the first sums advanced by the Secured Parties in respect of the Indebtedness.

Reduction of Secured Amount. [insert only if mortgage is capped: The Secured Amount shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the Secured Amount, any payments and repayments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the State of [STATE].

WARRANTIES, REPRESENTATIONS AND COVENANTS

          Mortgagor warrants, represents and covenants to Mortgagee as follows:

Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and Permitted Liens. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property, except for Permitted Encumbrances and Permitted Liens.

First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage. If any lien or security interest other than a Permitted Encumbrance or a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same as required by and in compliance with the Credit Agreement (including, if applicable under the Credit Agreement, the requirement of providing a bond or other security satisfactory to Mortgagee).

Payment and Performance. Mortgagor covenants and agrees that, so long as any part of the Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, Mortgagor shall perform and observe all of the terms, covenants and agreements set forth in the Loan Documents on its part to be performed or observed (including without limitation the Subsidiary Guaranty) or that Borrower has agreed to cause Mortgagor to perform or observe.

Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is permitted to be removed by the Credit Agreement.

Inspection. Mortgagor shall permit Mortgagee, and the other Secured Parties, and their respective agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee or the other Secured Parties may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Insurance; Condemnation Awards and Insurance Proceeds.

Insurance. Mortgagor shall maintain or cause to be maintained with financially sound and reputable insurance companies, insurance with respect to the Mortgaged Property against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Mortgagor) as are customarily carried under similar circumstances by such Persons. Subject to Mortgagor's right to self-insure set forth in the foregoing sentence, each such policy of insurance shall name Mortgagee as the loss payee (or, in the case of liability insurance, an additional insured) thereunder for the ratable benefit of the Secured Parties, and shall provide for at least 30 days' prior written notice of any material modification or cancellation of such policy. In addition to the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Mortgagor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

Condemnation Awards. All Condemnation Awards awarded to Mortgagor shall be reinvested and/or applied in accordance with the terms of the Credit Agreement, including without limitation Section 2.05(b) thereof.

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

Insurance Proceeds. All proceeds of any insurance policies required under the Loan Documents relating to the Mortgaged Property shall be reinvested and/or applied in accordance with the terms of the Credit Agreement, including without limitation Section 2.05(b) thereof.

[INTENTIONALLY OMITTED]

DEFAULT AND FORECLOSURE

Remedies. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

Acceleration. Subject to any provisions of the Loan Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default, and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Secured Parties may be a purchaser at such sale. If Mortgagee or such other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

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

Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

Other. Exercise, with respect to the Mortgaged Property only, all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) to the extent not inconsistent with the terms of the Credit Agreement and the Subsidiary Guaranty, all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default other than any notices specifically required to be given under any Loan Document, (c) all notices of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under any Loan Document, other than any notices specifically required to be given under any Loan Document, and (d) any right to a marshalling of assets or a sale in inverse order of alienation.

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

Discontinuance of Proceedings. If Mortgagee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the other Secured Parties shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or any other Secured Party thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

second, to the payment of the Indebtedness and performance of the Obligations in the manner and order of preference provided under Section 8.03 of the Credit Agreement, and thereafter, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as other required under applicable law.

Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Additional Advances and Disbursements; Costs of Enforcement.

Upon the occurrence and during the continuance of any Event of Default, Mortgagee and each of the other Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any other Secured Party under this Section 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall, subject to any limitations thereon contained in any Loan Document, be payable on demand and shall bear interest from and including the date that such sum is advanced or expense incurred, to and excluding the date of reimbursement, at the interest rate applicable to Base Rate Loans pursuant to
Section 2.08(a) of the Credit Agreement (provided that following the occurrence and during the continuance of any Event of Default set forth in Section 8.01(a) or (f) of the Credit Agreement, interest shall accrue on such sums at the Default Rate applicable to Base Rate Loans pursuant to Section 2.08(b) of the Credit Agreement), and all such sums, together with interest thereon, shall be secured by this Mortgage.

Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ASSIGNMENT OF RENTS AND LEASES

Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be present and fully perfected, "choate" and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation,

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

any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor that comprises the Mortgaged Property and was acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

SECURITY AGREEMENT

Security Interest. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. In the event of any inconsistency between the terms of this Mortgage and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such inconsistency.

Financing Statements. Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such documents, instruments and further assurances, in each case in form and substance satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder. Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve Mortgagee's security interest in the Mortgaged Property hereunder. Mortgagor represents and warrants to Mortgagee that Mortgagor's jurisdiction of organization is the State of [STATE]. After the date of this

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

Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without complying in full with the terms of the Loan Documents with respect to any such changes.

Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Mortgagor is the "Debtor" and its name and mailing address are set forth in the preamble of this Mortgage immediately preceding Article 1. Mortgagee is the "Secured Party" and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in
Section 1.1(c) of this Mortgage. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the Mortgaged Property, the employer
identification number of Mortgagor is [          ] and the organizational
                                       ----------
identification number of Mortgagor is [           ].
                                       -----------

[INTENTIONALLY OMITTED]

MISCELLANEOUS

Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 10.02 of the Credit Agreement.

Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems necessary and appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so promptly after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the other Secured Parties and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

No Waiver. Any failure by Mortgagee or the other Secured Parties to insist upon strict performance of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of same, and Mortgagee and the other Secured Parties shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Credit Agreement. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Mortgagee, at Mortgagor's request and expense, shall promptly release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement (consistent with the terms of the Credit Agreement) of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any rights or remedies provided hereunder in favor of Mortgagee or any other Secured Party.

Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

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

Severability. If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Mortgage.

Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Mortgagee as Agent; Successor Agents.

Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the other Secured Parties (collectively, as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Mortgage. Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly
(i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Agent hereunder.

LOCAL LAW PROVISIONS

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                                       35

 IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

                  MORTGAGOR:                [MORTGAGOR], a [        ]
                                                            --------
                                            [              ]
                                             --------------


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

[STATE-APPROPRIATE NOTARY BLOCK]

                                    EXHIBIT A

Legal Description of premises located at [ADDRESS OF PROPERTY]:

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

Those exceptions set forth in Schedule B of that certain policy of title insurance issued to Mortgagee by Chicago Title Insurance Company on or about the
date hereof pursuant to commitment number [                ].
                                           ----------------

                                                                       EXHIBIT I

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated November 20, 2003, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

          WHEREAS, THL Food Products Co., a Delaware corporation, has entered into a Credit Agreement dated as of November 20, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with THL Food Products Holding Co., a Delaware corporation ("Holdings"), Bank of America, N.A., as the L/C Issuer, the Swing Line Lender and the Administrative Agent, the other Agents named therein and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

          WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement dated November 20, 2003 made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement").

          WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and any other appropriate governmental authorities.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

          Section 29. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

               (a) the patents and patent applications set forth in Schedule A hereto (the "Patents");

               (b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "Trademarks");

               (c) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the "Copyrights");

               (d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

               (e) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

               (f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

          Section 30. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

          Section 31. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

          Section 32. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 33. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

          Section 34. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                               THL FOOD PRODUCTS CO.


                               By
                                  ----------------------------------------------
                                    Title: Chief Financial Officer and Treasurer

                               Address for Notices:

                               -------------------------------------------------

                               -------------------------------------------------


                               THL FOOD PRODUCTS HOLDINGS CO.


                               By
                                  ----------------------------------------------
                                    Title: Chief Financial Officer and Treasurer

                               Address for Notices:

                               -------------------------------------------------

                               -------------------------------------------------

                               MICHAEL FOODS OF DELAWARE, INC.

                               By
                                  ----------------------------------------------
                                    Title: Executive Vice President, Chief
                                           Financial Officer and Treasurer

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               CASA TRUCKING, INC.


                               By
                                  ----------------------------------------------
                                    Title: Chief Financial Officer and Vice
                                           President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               CRYSTAL FARMS REFRIGERATED
                               DISTRIBUTION COMPANY


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer

                               KMS DAIRY, INC.


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               MINNESOTA PRODUCTS, INC.


                               By
                                  ----------------------------------------------
                                    Title: Chief Financial Officer and Vice
                                           President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               NORTHERN STAR CO.


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer

                               PAPETTI'S HYGRADE EGG PRODUCTS, INC.


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               M.G. WALDBAUM COMPANY


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               FARM FRESH FOODS, INC.


                               By
                                  ----------------------------------------------
                                    Title: Chief Financial Officer and Vice
                                           President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer

                               PAPETTI ELECTROHEATING CORPORATION


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               WFC, INC.


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer


                               WISCO FARM COOPERATIVE


                               By
                                  ----------------------------------------------
                                    Title: Vice President - Finance

                               Address for Notices:
                               c/o Michael Foods, Inc.
                               301 Carlson Parkway, Suite 400
                               Minnetonka, Minnesota 55305
                               Attn: Mark Witmer

                                                                       EXHIBIT K

                          FORM OF ASSUMPTION AGREEMENT

          ASSUMPTION AGREEMENT, dated as of November 20, 2003, made by Michael Foods, Inc., a Delaware corporation (formerly known as M-Foods Holdings, Inc., "Michael Foods"), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings given to them in such Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, THL Food Products Co., a Delaware corporation (the "Company"), THL Food Products Holding Co., a Delaware corporation ("Holdings"), the Lenders, the Administrative Agent, the other Agents, the Swing Line Lender and the L/C Issuer named therein have entered into the Credit Agreement dated as of November 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, the Company, Holdings and certain of the Subsidiary Guarantors have entered into the Security Agreement (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), in favor of the Administrative Agent for the benefit of the Lenders;

          WHEREAS, simultaneously herewith, pursuant to the Agreement and Plan of Merger dated as of October 10, 2003 (the "Merger Agreement") between Holdings, the Company, M-Foods Investors, LLC, M-Foods Holdings, Inc. ("M-Foods Holdings"), and certain other stockholders of M-Foods Holdings, the Company has merged (the "First Merger") with and into M-Foods Holdings with M-Foods Holdings being the surviving corporation (the "Surviving Corporation") and, immediately thereupon, Michael Foods, Inc., a Minnesota corporation and wholly-owned direct subsidiary of M-Foods Holdings ("MFI"), has merged (the "Second Merger", and together with the First Merger, the "Mergers") with and into the Surviving Corporation with the Surviving Corporation being the surviving corporation. Thereafter the Surviving Corporation has changed its name to Michael Foods, Inc., a Delaware corporation.

          WHEREAS, this Assumption Agreement is executed and delivered pursuant to the Credit Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Credit Agreement. By executing and delivering this Assumption Agreement, Michael Foods hereby assumes all rights, title, interests, obligations and liabilities of all and whatever nature of the Company under the Credit Agreement, the Security Agreement and each of the other Loan Documents (in furtherance of and in addition to, and not in lieu of, any assumption or deemed assumption by operation of law) from and after the date hereof with the same force and effect as if originally the "Borrower" under the Credit Agreement and a "Grantor" under the Security Agreement and, to the extent the Company was a party thereto, each other Loan Document. Without limiting the generality of the foregoing, Michael Foods hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in the Credit Agreement and each other Loan Document delivered thereunder which are binding upon, and to be observed or performed by, the Borrower. Michael Foods hereby ratifies and confirms the validity of, and all of its obligations and liabilities (including the Obligations) under, the Credit Agreement and such other Loan Documents. Michael Foods hereby represents and warrants that after giving effect to this Assumption Agreement, each of the representations and warranties contained in Section 5 of the Credit Agreement is true and correct in all material respects on and as of the date hereof.

          2. Effect on the Credit Agreement and Loan Documents. On and after the effectiveness of this Assumption Agreement, each reference in each of the Credit Agreement and each other Loan Document to the "Borrower," or words to that effect shall mean and be a reference to Michael Foods and Michael Foods shall be the "Borrower" for all purposes of the Credit Agreement and the other Loan Documents.

          3. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          4. Loan Document. This Agreement shall constitute a Loan Document.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                    MICHAEL FOODS, INC.
                                    (formerly known as M-Foods Holdings, Inc.)
                                    By:
                                        ----------------------------------------
                                    Name:  John D. Reedy
                                    Title: Chief Financial Officer and
                                           Treasurer


Acknowledged:

THL FOOD PRODUCTS HOLDING CO.


By:
    --------------------------------
Name: John D. Reedy
Title: Chief Financial Officer and Treasurer


BANK OF AMERICA, N.A., as Administrative Agent


By:
    --------------------------------
Name:
      ------------------------------